As filed with the Securities and Exchange Commission on July 21, 1999

                                                      Registration No. 333-79087

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                         CARMAX AUTO OWNER TRUST 1999-1
                     (Issuer with respect to the securities)

                              --------------------
                           CARMAX AUTO RECEIVABLES LLC
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                              -----------------
          Virginia                                        54-1942944
(State or other jurisdiction of                       (I.R.S. employer
 incorporation or organization)                     identification number)

                                 4900 Cox Road
                            Glen Allen, Virginia 23060
                                  (804) 747-0422

        (Address,including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Chalifoux
                           CarMax Auto Receivables LLC
                                  4900 Cox Road
                            Glen Allen, Virginia 23060
                                  (804) 747-0422

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------------
                                    Copies to:
   David E. Melson, Esquire                  Richard S. Fortunato, Esquire
McGuire, Woods, Battle & Boothe LLP     Skadden, Arps, Slate, Meagher & Flom LLP
    901 East Cary Street                         919 Third Avenue
   Richmond, Virginia  23219                 New York, New York  10022
        (804) 775-1000                           (212) 735-3000

                               --------------------

          Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

          If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================

                                                Proposed
  Title of each Class           Amount           Maximum             Proposed Maximum     Amount of
  of Securities to be           to be            Offering              Aggregate         Registration
       Registered              Registered     Price Per Unit(1)      Offering Price (1)      Fee
------------------------------------------------------------------------------------------------------
 Class A-1 Asset-Backed Notes   $200,000           100%                 $200,000           $55.60(2)
------------------------------------------------------------------------------------------------------
 Class A-2 Asset-Backed Notes   $200,000           100%                 $200,000           $55.60(2)
------------------------------------------------------------------------------------------------------
 Class A-3 Asset-Backed Notes   $200,000           100%                 $200,000           $55.60(2)
------------------------------------------------------------------------------------------------------
 Class A-4 Asset-Backed Notes   $200,000           100%                 $200,000           $55.60(2)
------------------------------------------------------------------------------------------------------
   Asset-Backed Certificates    $200,000           100%                 $200,000           $55.60(2)
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2) Previously paid.


                               --------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               SUBJECT TO COMPLETION, DATED                , 1999

PROSPECTUS
                             $

                          CarMax Auto Owner Trust 1999-1

                     $            % Class A-1 Asset-Backed Notes
                     $            % Class A-2 Asset-Backed Notes
                     $            % Class A-3 Asset-Backed Notes
                     $            % Class A-4 Asset-Backed Notes
                     $            % Asset-Backed Certificates


                                                       [CARMAX LOGO]
CarMax Auto Receivables LLC
Seller

CarMax Auto Superstores, Inc.
Servicer


                                      Underwriting
                                       Discounts       Net Proceeds to
                      Price         and Commissions         Seller
                      -----         ---------------         ------
Class A-1 Notes    $     (   %)     $       (   %)     $      (     %)
Class A-2 Notes    $     (   %)     $       (   %)     $      (     %)
Class A-3 Notes    $     (   %)     $       (   %)     $      (     %)
Class A-4 Notes    $     (   %)     $       (   %)     $      (     %)
Certificates       $     (   %)     $       (   %)     $      (     %)
     Total         $                $                  $
-------------------------


The price of the notes and the certificates will also include any interest accrued on the notes and the certificates from the date of issuance.

Consider carefully the risk factors beginning on page 8 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                            Underwriters of the Notes

Banc of America Securities LLC
                           First Union Capital Markets
                                                      Goldman, Sachs & Co.

                         Underwriter of the Certificates

                          Banc of America Securities LLC

                      The date of this Prospectus is       , 1999

                                TABLE OF CONTENTS



                               Page

IMPORTANT NOTICE ABOUT
      INFORMATION PRESENTED IN THIS
      PROSPECTUS  ..............3

PROSPECTUS SUMMARY .............4

RISK FACTORS  ..................9

DESCRIPTION OF THE TRUST  .....15

THE ORIGINATOR'S FINANCE
      OPERATIONS ..............17
      First North American
      Credit...................17
      Underwriting Procedures..17
      Collection Procedures....18
      Physical Damage
       Insurance...............19
      Allocation of Payments...19
      Delinquency and Credit
       Loss Experience.........19
      Delinquency and Credit
       Loss Trends.............21
      Year 2000 Compliance.....22

DESCRIPTION OF THE CONTRACT
 POOL..........................24

WEIGHTED AVERAGE LIFE OF THE
      OFFERED SECURITIES ......28

ALLOCATION OF PRINCIPAL
      BALANCES; MONTHLY
      REPORTS  ................36

USE OF PROCEEDS................36

DESCRIPTION OF CARMAX AUTO
      SUPERSTORES AND CARMAX
      AUTO RECEIVABLES ........37
      CarMax Auto Superstores..37
      CarMax Auto Receivables..38

DESCRIPTION OF THE NOTES.......40
      Note Registration .......40
      Interest Payments........40
      Principal Payments.......41
      Optional Redemption .....42
      The Indenture Trustee....42

DESCRIPTION OF THE
 CERTIFICATES..................42
      Certificate Registration.42
      Interest Payments........42
      Principal Payments.......42
      Optional Prepayment......43
      The Owner Trustee........43

REGISTRATION OF THEOFFERED
      SECURITIES...............44

COLLECTIONS ANDPAYMENTS........49
      The Trust Accounts.......49
      Advances by the Servicer.49
      Payment Sources..........49
      The Reserve Account......50
      The Yield Supplement
       Account.................51
      Subordination of the
       Certificates............51
      Payment Date
       Distributions -- Collection
         Account...............51
      Payment Date
        Distributions -- Note
         Payment Account.......53
      Payment Date Distributions
       -- Certificate Payment
       Account.................54
      Application of Collection
       and Payment Provisions
       to First Payment Date...54
      Statements to
       Noteholders.............55
      Statements to
       Certificateholders......56

[DESCRIPTION OF THE INSURER]...57

[DESCRIPTION OF THE INSURANCE
      POLICY] .................57

REPORTS TO SECURITYHOLDERS.....57

DESCRIPTION OF THE INDENTURE...58

DESCRIPTION OF THE TRUST
      AGREEMENT................64

DESCRIPTION OF THE PURCHASE
      AGREEMENT AND THE SALE
      AND SERVICING AGREEMENT..67

MATERIAL LEGAL ASPECTS OF THE
      TRANSACTION..............72

MATERIAL FEDERAL INCOME TAX
      CONSEQUENCES.............77

ERISA CONSIDERATIONS...........86

UNDERWRITING...................88

LEGAL MATTERS..................89

EXPERTS........................89

WHERE YOU CAN FIND MORE
      INFORMATION..............90

GLOSSARY.......................91

ANNEX A: GLOBAL CLEARANCE,
      SETTLEMENT AND TAX
      DOCUMENTATION PROCEDURES.96

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

      This prospectus describes the specific terms of the notes and the certificates, including:

      o the amount and other terms, including interest rates, for each class of notes and for the certificates;
      o  the timing of interest and principal payments;
      o  information about the contracts;
      o information about the credit enhancement for each class of notes and for the certificates;
      o  the credit ratings for each class of notes and for the certificates;and
      o  the method for selling the notes and the certificates.

      You should rely only on the information provided or incorporated by reference in this prospectus. CarMax Auto Receivables has not authorized anyone to provide you with additional or different information. CarMax Auto Receivables is not offering the notes or the certificates in any state in which the offer is not permitted.

      This prospectus includes a number of cross references to captions under which you can find additional, related discussions. The preceding table of contents provides the pages at which these captions are located.

                                PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, you should read carefully this prospectus in its entirety.

The Terms of the Offered Securities

                    Class A-1   Class A-2   Class A-3   Class A-4
                      Notes       Notes       Notes       Notes    Certificates
                      -----       -----       -----       -----    ------------
Initial Principal
Amount                  $           $           $           $           $
Interest Rate Per
Annum                       %           %           %           %           %
Interest Accrual
Method             actual/360    30/360      30/360      30/360      30/360
Payment Dates
(monthly)             15th        15th        15th        15th        15th

First Payment Date      ,           ,           ,           ,           ,
                      1999        1999        1999        1999        1999

Final Payment Date      ,           ,           ,           ,           ,
                       200         200         200         200         200
Anticipated
Ratings
(Moody's/S&P)       P-1/A-1+     Aaa/AAA     Aaa/AAA     Aaa/AAA

It is a condition to the offering of the notes and the certificates that these ratings be obtained. However, a rating agency may in its discretion lower or withdraw its rating in the future.

The Trust

The CarMax Auto Owner Trust 1999-1 will issue the notes and the certificates. The notes will be non-recourse obligations of, and the certificates will represent beneficial ownership interests in, the trust. The notes and the certificates will not represent interests in or obligations of CarMax Auto Superstores, CarMax Auto Receivables or any other person or entity.

The Trust Property

The property of the trust will include:

o a pool of simple interest retail installment sale contracts originated by CarMax Auto Superstores in the ordinary course of business in connection with the sale of new and used motor vehicles;

o  amounts received on or in respect of the contracts after                ,
   1999;

o  security interests in the vehicles financed under the contracts;

o any proceeds from claims on or refunds of premiums with respect to insurance policies relating to the financed vehicles or the related obligors;

o funds on deposit in a collection account, a note payment account, a certificate payment account, a yield supplement account and a reserve account;

o  [an unconditional and irrevocable insurance policy issued
   by                                         guaranteeing payments of monthly
   interest and monthly principal on the notes [and the certificates]];

o rights under the purchase agreement to cause CarMax Auto Superstores to repurchase contracts affected materially and adversely by breaches of the representations and warranties of CarMax Auto Superstores made in the purchase agreement; and

o rights under the sale and servicing agreement to cause the servicer to purchase contracts affected materially and adversely by breaches of the representations and warranties of the servicer made in the sale and servicing agreement.

The contracts were selected from the retail installment sale contract portfolio of CarMax Auto Superstores based on the criteria specified in the sale and servicing agreement and described in this prospectus. The contracts do not include "sub-prime" contracts or contracts that do not conform to CarMax Auto Superstores' underwriting standards. The principal balance of the contracts was
$      as of      , 1999.

CarMax Auto Superstores, under its trade name First North American Credit Corporation, First North American Credit or FNAC, is the registered lienholder on the certificate of title for each of the financed vehicles. Payment of the amount due to the registered lienholder under each contract is secured by a first perfected security interest in the related financed vehicle.

The Originator of the Contracts

CarMax Auto Superstores will originate the contracts and sell them to CarMax Auto Receivables. CarMax Auto Superstores' principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Seller of the Contracts

CarMax Auto Receivables will transfer the contracts and related property to the trust. CarMax Auto Receivables' principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Servicer of the Contracts

CarMax Auto Superstores will act as servicer of the contracts. The servicer's principal executive offices are located at 4900 Cox Road, Glen Allen, Virginia 23060, and its telephone number is (804) 747-0422.

The Owner Trustee

First Union Trust Company, National Association, will act as trustee of the trust.

The Indenture Trustee

Bankers Trust Company will act as trustee with respect to the notes.

The Purchase Agreement

CarMax Auto Superstores and CarMax Auto Receivables will enter into a purchase agreement under which CarMax Auto Superstores will sell the contracts to CarMax Auto Receivables.
The Sale and Servicing Agreement

CarMax Auto Receivables, the servicer and the owner trustee will enter into a sale and servicing agreement under which CarMax Auto Receivables will transfer the contracts to the trust and the servicer will agree to service, manage, maintain custody of and collect amounts due under the contracts for a monthly servicing fee.

The Trust Agreement

CarMax Auto Receivables and the owner trustee will enter into a trust agreement under which the trust will issue the certificates.

The Indenture

The owner trustee and the indenture trustee will enter into an indenture under which the trust will issue the notes.

Interest Payments

Interest will be payable on the notes and the certificates monthly on the 15th day of each month or, if the 15th day is not a business day, on the following
business day, beginning      , 1999. Interest will be payable on each payment
date to noteholders and certificateholders of record as of the day before that payment date; provided, however, that if the notes or the certificates, as applicable, are issued in fully registered, certificated form, the record date will be the last day of the month immediately preceding the month in which the related payment date occurs.

Principal Payments

Principal will be payable on the notes on each payment date to the noteholders of record as of the related record date. In general, the amount of principal payable to the noteholders on each payment date will equal the lesser of:

o the principal balance of the notes as of the day preceding that payment date; and

o the amount necessary to reduce the principal balance of the notes and the certificates as of the day preceding that payment date to the principal balance of the contracts as of the last day of the preceding month plus supplemental note principal for that payment date, to the extent excess collections on the contracts are available on that payment date to pay supplemental note principal.

The outstanding principal balance of any class of notes will be payable in full on the final scheduled payment date applicable to that class.

In general, principal will be paid to the noteholders in the order of the numerical designation of the notes, starting with the class A-1 notes and ending with the class A-4 notes. For example, no principal will be paid to the holders of the class A-2 notes until the principal balance of the class A-1 notes has been paid in full.

Principal will be payable on the certificates on each payment date to the certificateholders of record as of the related record date; provided, however, that no principal will be paid to the certificateholders until the principal balance of the notes has been paid in full. In general, the amount of principal payable to the certificateholders on each payment date on or after which the principal balance of the notes has been paid in full will equal the lesser of:

o the principal balance of the certificates as of the day preceding that payment date; and

o the amount necessary to reduce the principal balance of the certificates as of the day preceding that payment date to the principal balance of the contracts as of the last day of the preceding month.

The outstanding principal balance of the certificates will be payable in full on the final scheduled payment date applicable to the certificates.

Payment Sources

On each payment date, payments on the notes and the certificates will be made from the following sources:

o obligor payments received with respect to the contracts during the preceding month;

o  advances made by the servicer in respect of interest on delinquent contracts;

o liquidation proceeds received with respect to the contracts during the preceding month;

o  interest earned on funds on deposit in the collection account;

o payments made by CarMax Auto Superstores or the servicer in connection with the required repurchase or purchase of contracts;

o amounts withdrawn on that payment date from the yield supplement account or the reserve account; and

o  [amounts paid on that payment date under the insurance policy].

Credit Enhancement

The notes will benefit from the following sources of credit enhancement:

o  [amounts available to be paid under the insurance policy];

o funds on deposit in the reserve account, which funds will also be available to make required payments to the servicer, the certificateholders [and the insurer];

o  the subordination of the certificates;

o the payment of supplemental note principal based on a specified overcollateralization amount, which payment will cause the outstanding principal balance of the notes to decrease faster than the outstanding principal balance of the contracts; and

o funds on deposit in the yield supplement account, which funds will also be available to make required payments to the certificateholders.

The certificates will benefit from the following sources of credit enhancement:

o  [amounts available to be paid under the insurance policy];

o funds on deposit in the reserve account, which funds will also be available to make required payments to the servicer, the noteholders [and the insurer]; and

o  funds on deposit in the yield supplement account.

The credit enhancement for the notes and the certificates is intended to protect you against losses or delays in payments on your notes and your certificates by absorbing losses on the contracts and other shortfalls in cash flow.

[The Insurance Policy

                                         will issue an insurance policy for the
benefit of the noteholders [and the certificateholders] under which the insurer will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal to the noteholders [and the certificateholders]. In general, the insurer will pay under the insurance policy with respect to each payment date the amount, if any, by which:

o the monthly servicing fee for the preceding month plus any overdue monthly servicing fees for previous months plus the monthly interest and monthly principal for that payment date payable to the noteholders [and the certificateholders] plus any overdue monthly interest for previous payment dates payable to the noteholders [and the certificateholders] exceeds

o the funds otherwise available on that payment date to pay those amounts, including amounts available to be withdrawn from the yield supplement account or the reserve account.

All amounts paid under the insurance policy will be deposited in the collection account.]

The Reserve Account

On the closing date, the servicer will establish with the trustee, for the benefit of the noteholders, the certificateholders, the servicer [and the insurer], a reserve account into which excess collections on the contracts will be deposited and from which amounts may be withdrawn to make required payments on the notes and the certificates. CarMax Auto Superstores will deposit $ in the reserve account on the closing date. On each payment date, the servicer will deposit in the reserve account the amount, if any, by which:

o the amount collected on or in respect of the contracts during the preceding month plus any amount withdrawn on that payment date from the yield supplement account exceeds

o the amount which the trust is required to pay on that payment date to the noteholders, the certificateholders, the servicer [and the insurer].

On each payment date, the indenture trustee will withdraw funds from the reserve account, up to the amount on deposit in the reserve account, to the extent needed to make the following payments:

o to the servicer, the aggregate amount of unreimbursed advances made by the servicer in respect of contracts that became defaulted contracts during the preceding month or that the servicer has otherwise determined to be unrecoverable plus the monthly servicing fee for that preceding month plus any overdue monthly servicing fees for previous months;

o to the noteholders, monthly interest and monthly principal for that payment date plus any overdue monthly interest for previous payment dates;

o to the certificateholders, monthly interest and monthly principal for that payment date plus any overdue monthly interest for previous payment dates; and

o [to the insurer, the monthly insurance premium for the preceding month plus any overdue monthly insurance premiums for previous months plus the aggregate amount of any unreimbursed payments under the insurance policy.]

In general, the amount required to be on deposit in the reserve account on any
payment date will equal the greater of $    and    % of the principal balance of
the contracts as of the last day of the preceding month.

If the amount on deposit in the reserve account on any payment date exceeds the amount required to be on deposit in the reserve account on that payment date, after giving effect to all required deposits to and withdrawals from the reserve account on that payment date, that excess will be paid to CarMax Auto Receivables. Any amount paid to CarMax Auto Receivables will no longer be an asset of the trust.

Subordination of the Certificates

The certificateholders will not be entitled to receive monthly interest on any payment date until the noteholders have received monthly interest on that payment date. In addition, the certificateholders will not be entitled to receive monthly principal on any payment date until the notes have been paid in full. If the notes have been declared immediately due and payable, the certificateholders will not be entitled to receive monthly interest until the notes have been paid in full.

The Yield Supplement Account

On the closing date, the servicer will establish with the trustee, for the benefit of the noteholders, the certificateholders, the servicer [and the insurer], a yield supplement account from which amounts may be withdrawn to supplement the yield on contracts with annual percentage rates below a specified
rate. CarMax Auto Superstores will deposit $    in the yield supplement account
on the closing date. On each payment date, the indenture trustee will withdraw from the yield supplement account with respect to each contract the amount, if
any, by which the interest payable on that contract for one month at    % would
exceed the interest payable on that contract for one month at the annual percentage rate applicable to that contract.

[Eligibility of Class A-1 Notes for Purchase by Money Market Funds

The class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]

Tax Status

In the opinion of special tax counsel to CarMax Auto Receivables, the trust will not be treated as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation and the notes will be characterized as debt for federal income tax purposes. If you purchase a note, you agree to treat it as debt for tax purposes. CarMax Auto Receivables, the servicer and the certificateholders will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax and the certificateholders will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Material Federal Income Tax Consequences" beginning on page 77 of this prospectus for a further discussion of the tax consequences of acquiring, holding and disposing of the notes or the certificates.

ERISA Considerations

The notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. Any benefit plan fiduciary considering the purchase of the notes should consult with experienced legal counsel in determining whether all required conditions for that purchase have been satisfied. The certificates are not eligible for purchase by employee benefit plans subject to Title I of ERISA. See "ERISA Considerations" beginning on page 86 of this prospectus for a further discussion of the ERISA considerations applicable to a purchase of the notes or the certificates.

                                   RISK FACTORS

   You should carefully consider the following risk factors, as well as the other investment considerations described in this prospectus, as you decide whether to purchase the notes or the certificates.

[The Insurance Policy May Not Be
Available to Assure Payment of
Your Notes or Your Certificates  . . . . .      The insurer will unconditionally
                              guarantee the payment of monthly interest and monthly principal, other than supplemental note principal, to the noteholders [and the certificateholders] with respect to each payment date if the funds otherwise available on that payment date are insufficient to make that payment. CarMax Auto Receivables cannot assure you, however, that the insurer will perform its obligations under the insurance policy. The insurer may not perform its obligations under the insurance policy for a variety of reasons. These reasons include, but are not limited to, the occurrence of an event of bankruptcy, insolvency, receivership or liquidation with respect to the insurer or a dispute as to the basis for a policy claim. If the insurer fails to perform its obligations under the insurance policy, the trust's sole source of funds will be payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted contracts, amounts transferred from the yield supplement account and amounts on deposit in the reserve account. CarMax Auto Receivables cannot assure you that these sources of funds will be sufficient on any payment date to pay in full the monthly interest and monthly principal due on that payment date. See "Description of the Insurer" beginning on page 57 of this prospectus and "Description of the Insurance Policy" beginning on page 57 of this prospectus for a further discussion of the insurer and the insurance policy.]

The Amount on Deposit in the
Reserve Account May Not Be
Sufficient to Assure Payment of
Your Notes or Your Certificates  . . . . .      The amount on deposit in the
                              reserve account will be used to fund the payment of monthly interest and monthly principal, other than supplemental note principal, to the noteholders [and the certificateholders] on each payment date if the funds otherwise available on that payment date are insufficient to make that payment. CarMax Auto Receivables cannot assure you, however, that the amount on deposit in the reserve account will be sufficient on any payment date to assure payment of your notes or your certificates. If the contracts experience higher losses than were projected in connection with the rating of the notes and the certificates, the amount on deposit in the reserve account may be less than projected. If the amount on deposit in the reserve account is reduced to zero and there is a default under the insurance policy, the trust's sole source of funds will be payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted contracts, and amounts transferred from the yield supplement account. CarMax Auto Receivables cannot assure you that the amount on deposit in the reserve account will be sufficient on any payment date to pay in full the monthly interest and monthly principal due on that payment date. See "Collections and Payments -- The Reserve Account" beginning on page 50 of this prospectus for a further discussion of the reserve account.

The Subordination of the
Certificates May Not Be Adequate
to Assure Payment of Your Notes  . . . .        The subordination of the
                              certificates will increase the likelihood that amounts owed on the notes will be paid in full. CarMax Auto Receivables cannot assure you, however, that the subordination of the certificates will be sufficient to assure payment of your notes or your certificates. If the contracts experience higher losses than were projected in connection with the rating of the notes, the funds available on any payment date may not be sufficient to pay in full the monthly interest and monthly principal due to the noteholders on that payment date, even if those funds are not used to pay monthly interest or monthly principal due to the certificateholders. See "Collections and Payments -- Subordination of the Certificates" beginning on page 51 of this prospectus for a further discussion of the subordination of the certificates.

The Payments Received On or In
Respect of the Contracts May Not
Be Sufficient to Assure Payment
of Supplemental Note Principal . . . . . .      The noteholders will only be
                              entitled to receive supplemental note principal on any payment date to the extent that funds are available on that payment date after all required payments have been made to the servicer [and the insurer] and all required deposits have been made to the note payment account, the certificate payment account and the reserve account. If the contracts experience higher losses than were projected in connection with the rating of the notes and the certificates, the funds available on any payment date may not be sufficient to pay in full the supplemental note principal due to the noteholders on that payment date. See "Description of the Notes -- Principal Payments" beginning on page 41 of this prospectus for a further discussion of supplemental note principal.

The Collateral Value of the Financed
Vehicles May Not Be Adequate to
Assure Payment of Your Notes or
Your Certificates  . . . . . . . . . . . . . . . . . .      If the trust must
                              rely on recoveries to collect the outstanding principal balance of a defaulted contract, you could experience losses or payment delays with respect to your notes or your certificates. The amount recovered in connection with the repossession and sale of a financed vehicle is often less than the outstanding principal balance of the related defaulted contract. The market value of most motor vehicles declines with age, particularly in the case of new motor vehicles during the first year, and repossession and sale expenses must be paid out of the amount recovered. In addition, limitations on the manner in which a motor vehicle may be repossessed and laws requiring that the obligor on a defaulted contract be given notice of the default and an opportunity to cure the default or to redeem the financed vehicle may delay the recovery process. See "Material Legal Aspects of the Transaction-- Repossession of Vehicles" beginning on page 74 of this prospectus and "-- Notice of Sale;
                               Redemption Rights" beginning on page 74 of this prospectus for a further discussion of the limitations on the manner in which motor vehicles may be repossessed and sold.

                              The risk that the amount recovered will be less than the amount due may be increased with respect to the contracts because CarMax Auto Superstores' underwriting procedures allow creditworthy obligors to finance amounts that exceed the value of the related financed vehicles. See "The Originator's Finance Operations -- Underwriting Procedures" beginning on page 17 of this prospectus for a further discussion of the circumstances under which the amount financed by CarMax Auto Superstores might exceed the value of the related financed vehicle.

Third Parties Could Acquire
Interests in the Contracts that
Would Reduce the Funds
Available to Make Payments on
Your Notes or Your Certificates  . . . . .      To facilitate servicing and to
                              reduce administrative burden and expense, the servicer will act as custodian of the contracts and the contracts will not be segregated or otherwise marked to reflect their transfer to the trust. In the absence of a notation on the contracts reflecting the interest of the trust, a third party could acquire an interest in one or more of the contracts that would be superior to the interest of the trust. If that were to happen, payments received on or in respect of those contracts would not be available to make payments on the notes or the certificates. See "Material Legal Aspects of the Transaction -- Interest in Contracts" beginning on page 72 of this prospectus for a further discussion of the trust's interest in the contracts.

Third Parties Could Acquire
Interests in the Financed Vehicles
that Would Reduce the Funds
Available to Make Payments on
Your Notes or Your Certificates  . . . . .      To facilitate servicing and to
                              reduce administrative burden and expense, the certificates of title for the financed vehicles will not be marked to reflect the trust's security interests in the financed vehicles. In the absence of a notation on the certificates of title reflecting the interest of the trust, the trust may not have a perfected security interest in one or more of the financed vehicles in some states and a third party could acquire an interest in one or more of the financed vehicles that would be
                              superior to the interest of the trust.   If that
                              were to happen, amounts received in connection with a sale or other disposition of those financed vehicles would not be available to make payments on the notes or the certificates. See "Material Legal Aspects of the Transaction -- Security Interest in Vehicles" beginning on page 72 of this prospectus for a further discussion of the trust's security interest in the financed vehicles.

A Bankruptcy of CarMax Auto Superstores
Could Result in Losses or
Payment Delays With Respect to
Your Notes or Your Certificates  . . . . .      CarMax Auto Superstores will
                              represent and warrant in the purchase agreement that the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables is a sale rather than a financing. If CarMax Auto Superstores were to become the subject of a bankruptcy proceeding, however, the bankruptcy court could conclude that:

                            o the transfer of the contracts from CarMax Auto
                              Superstores to CarMax Auto Receivables should be characterized as a financing and that the contracts should be included as part of CarMax Auto Superstores' bankruptcy estate; or

                            o the transfer of the contracts from CarMax Auto
                              Superstores to CarMax Auto Receivables should be characterized as a sale but the assets and liabilities of CarMax Auto Receivables should be consolidated with the assets and liabilities of CarMax Auto Superstores for purposes of the bankruptcy proceeding.

                              If a bankruptcy court were to reach either of these conclusions, you could experience losses or payment delays with respect to your notes or your certificates because:

                            o the trustees would not be permitted to exercise
                              remedies against CarMax Auto Superstores on your behalf without the permission of the bankruptcy court;

                            o the bankruptcy court could require the trustees
                              to accept property in exchange for the contracts that has less value than the contracts or could reduce the amount of collateral held by the trust;

                            o a tax or government lien on property of CarMax
                              Auto Superstores that arose before the transfer of the contracts to CarMax Auto Receivables could be paid from amounts received on or in respect of the contracts before those amounts were used to make payments on your notes or your certificates; and

                            o the trustees might not have a perfected
                              security interest in one or more of the
                              financed vehicles or amounts collected on or in respect of the contracts held by CarMax Auto Superstores at the time of the commencement of the bankruptcy proceeding.




                               CarMax Auto Receivables has taken steps in structuring the transaction described in this prospectus to reduce the risk that a bankruptcy court would conclude that the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables should be characterized as a financing rather than a sale or that the assets and liabilities of CarMax Auto Receivables should be consolidated with the assets and liabilities of CarMax Auto Superstores for purposes of a bankruptcy proceeding. See "Material Legal Aspects of the Transaction -- Bankruptcy Matters" beginning on page 76 of this prospectus for a further discussion of the possibility that the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables would be characterized as a financing rather than a sale. See "Description of CarMax Auto Superstores and CarMax Auto Receivables -- CarMax Auto Receivables" beginning on page 38 of this prospectus for a further discussion of the possibility that the assets and the liabilities of CarMax Auto Receivables would be consolidated with the assets and liabilities of CarMax Auto Superstores.

Contract Prepayments Could
Require You to Reinvest Your
Principal Earlier than Expected
at a Lower Rate of Return . . . . . . . . . . . .     The contracts can be
                              prepaid in full or in part at any time by the related obligor without penalty. In addition, prepayments can occur as a result of rebates of extended warranty contract costs and insurance premiums, liquidations due to obligor payment defaults, receipts of proceeds from physical damage, credit life and credit disability insurance policies and payments made by CarMax Auto Superstores or the servicer in connection with breaches of representations and warranties. If prepayments on the contracts are more rapid than expected, you may have to reinvest principal earlier than expected at a rate of interest that is less than the rate of interest on the notes or the certificates. The rate of prepayment on the contracts may be influenced by a variety of economic, social, legal and other factors. These factors include, but are not limited to, inflation rates, interest rates offered for other loan products, changes in consumer confidence, changes in employment status and restrictions on transfers of financed vehicles. See "Weighted Average Life of the Offered Securities" beginning on page 28 of this prospectus for a further discussion of contract prepayments.

The Geographic Concentration of
the Contracts Could Result in
Losses or Payment Delays With
Respect to Your Notes or Your
Certificates . . . . . . . . . . . . . . . . . . .       As  of                ,
                               1999,    %,    %,    %,    %,    %,    %,    %
                               and    % of the contracts, based on outstanding
                               principal balance, related to obligors with mailing addresses in Florida, Georgia, Illinois, Maryland, North Carolina, Texas, Virginia and Wisconsin, respectively. As a result of this geographic concentration, economic, social, legal and other factors affecting these states could have a significant effect on the delinquency or credit loss experience of the contracts and could adversely affect the timing and amount of payments on the certificates. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in the market for used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry.

Computer Program Problems
Beginning in the Year 2000 Could
Result in Payment Delays With
Respect to Your Notes or Your
Certificates . . . . . . . . . . . . . . . . A number of existing computer systems use two rather than four digits to identify a year. These systems could fail or produce erroneous results during transition from the year 1999 to the year 2000 and thereafter. The servicer is in the final stages of a year 2000 conversion project designed to ensure that its computerized information systems will be able to process accurately information that may be date sensitive. The servicer expects its computerized information systems to be year 2000 compliant by August 1999. The servicer has also identified its key third-party business partners and is coordinating with them to address potential year 2000 issues. The payment of interest and principal on your notes or your certificates could be delayed if the servicer, the owner trustee, the indenture trustee or The Depository Trust Company were to experience problems with their computer systems relating to the year 2000. See "CarMax Auto Superstores' Finance Operations -- Year 2000 Compliance" beginning on page 22 of this prospectus for a further discussion of the year 2000 problem.

      The remaining portions of this prospectus include a number of capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page 91 of this prospectus contains the definitions of these capitalized terms.


                             DESCRIPTION OF THE TRUST

Formation of the Trust

      The CarMax Auto Owner Trust 1999-1 will be formed as a business trust under the laws of the State of Delaware under a trust agreement between CarMax Auto Receivables and First Union Trust Company, National Association, as owner trustee. See "Description of the Trust Agreement" beginning on page 64 of this prospectus for a further discussion of the trust agreement.

      The property of the trust will include a pool of simple interest retail installment sale contracts originated by CarMax Auto Superstores in the ordinary course of business in connection with the sale of new and used motor vehicles and payments due or received on or in respect of the contracts after the Cutoff Date. The principal balance of the contracts was $ as of the Cutoff Date. See "Description of the Contract Pool" beginning on page 24 of this prospectus for a further discussion of the contract pool.

      CarMax Auto Superstores and CarMax Auto Receivables will enter into a purchase agreement under which CarMax Auto Superstores will sell the contracts to CarMax Auto Receivables. CarMax Auto Receivables, CarMax Auto Superstores, as servicer, and the owner trustee will enter into a sale and servicing agreement under which CarMax Auto Receivables will transfer the contracts to the trust and the servicer will agree to service, manage, maintain custody of and collect amounts due under the contracts for a monthly servicing fee. See "Description of the Purchase Agreement and the Sale and Servicing Agreement" beginning on page 67 of this prospectus for a further discussion of the purchase agreement and the sale and servicing agreement.

Issuance of the Securities

      The notes will be issued on or about    , 1999 under an indenture between
owner trustee and Bankers Trust Company, as indenture trustee. The principal
balance of the notes will equal $    on the date of issuance. CarMax Auto
Receivables cannot assure you that a secondary market for the notes will develop or, if a secondary market does develop, that it will continue or be sufficiently liquid to allow you to resell your notes. See "Description of the Notes" beginning on page 40 of this prospectus for a further discussion of the notes. See "Description of the Indenture" beginning on page 58 of this prospectus for a further discussion of the indenture.

      The certificates will be issued on or about   , 1999 under the trust
agreement. The principal balance of the certificates will equal $   on the date
issuance. CarMax Auto Receivables cannot assure you that a secondary market for the certificates will develop or, if a secondary market does develop, that it will continue or be sufficiently liquid to allow you to resell your certificates. See "Description of the Certificates" beginning on page 42 of this prospectus for a further discussion of the certificates.

      CarMax Auto Receivables is offering the notes and the certificates for sale by this prospectus.

      On the closing date, each class of notes must be rated in the highest applicable category by Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and the certificates must be rated
at least   by Moody's and at least    by Standard & Poor's. A rating is not a
recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating does not comment as to market price or suitability for a particular investor. The ratings of the offered securities address the likelihood of the payment of principal and interest on the offered securities pursuant to their terms. CarMax Auto Receivables cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency.

The Trust Property

      The property of the trust will include:

      o  the contracts;

      o  amounts received on or in respect of the contracts after the Cutoff
         Date;

      o  security interests in the vehicles financed under the contracts;

      o any proceeds from claims on or refunds of premiums with respect to various physical damage, theft, credit life and credit disability insurance policies relating to the financed vehicles or the related obligors;

      o funds on deposit in the collection account, the note payment account, the certificate payment account, the yield supplement account and the reserve account;

      o  [an unconditional and irrevocable insurance policy issued
         by                                          guaranteeing payments of
         monthly interest and monthly principal on the notes [and the certificates]];

      o rights under the purchase agreement to cause CarMax Auto Superstores to repurchase contracts affected materially and adversely by breaches of the representations and warranties of CarMax Auto Superstores made in the purchase agreement; and

      o rights under the sale and servicing agreement to cause the servicer to purchase contracts affected materially and adversely by breaches of the representations and warranties of the servicer made in the sale and servicing agreement.

      The trust will not acquire any other assets, and it is not anticipated that the trust will have any need for additional capital resources. Because the trust will have no operating history upon its formation and will not engage in any business other than acquiring and holding the trust property and issuing and distributing payments on the notes and the certificates, no historical or pro forma financial information with respect to the trust is included in this prospectus.

                       THE ORIGINATOR'S FINANCE OPERATIONS

First North American Credit

      CarMax Auto Superstores is a leading retailer of new and used motor vehicles in the United States. CarMax Auto Superstores sells motor vehicles through 35 stores in 10 states and provides its customers with a full range of related services, including the financing of vehicle purchases through its own financing unit, FNAC, and through third parties, and the sale of extended service contracts and automotive electronic products. The principal balance of all motor vehicle retail installment sale contracts originated through FNAC was
$    as of      , 1999.

Underwriting Procedures

      FNAC credit applications are accepted at all CarMax Auto Superstores locations. Each application requires that the applicant provide current information regarding his or her employment history, bank accounts, income, debts, credit references and other factors that are relevant to an assessment of creditworthiness. This information is entered into a local terminal and transmitted electronically to FNAC for review. In addition, FNAC obtains one or more credit reports from major credit reporting agencies summarizing each applicant's credit history and payment habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits and judgments. FNAC uses credit scoring models developed for FNAC by Fair Issac & Co. to assess objectively an applicant's creditworthiness and to help FNAC quantify credit risk and implement risk adjusted pricing. The credit scoring models, in use since September 1993, are statistically derived from prior credit granting experience and analyze predictive information from the credit applications and credit bureau reports to generate a numerical credit score for each applicant. This numerical credit score indicates the risk associated with extending credit to the applicant. The accuracy and effectiveness of the models are periodically validated by one or more independent third parties, and the models are periodically updated to include current statistical data.

      The majority of all credit applications are accepted or declined automatically. If an applicant meets the minimum credit score requirements using the credit scoring models, the related application is immediately approved. If the applicant does not meet these requirements, the related application is declined. The credit scoring models are also used to identify irregularities in an application or credit file. If FNAC receives an application deemed to be irregular or incomplete or an applicant requests that an application be manually reviewed, that application will be reviewed by an experienced credit underwriter. FNAC's credit underwriters manually approve or decline applications in accordance with credit policies established by senior management.



      Each installment sale contract originated by FNAC in connection with the sale of a new or used motor vehicle is secured by that vehicle. The maximum loan amount for each financed vehicle is determined based upon the creditworthiness of the related obligor and is between 90% and 120% of the selling price of the financed vehicle, including sales tax, license fees and title fees. In most cases, the selling price does not exceed the manufacturer's suggested retail price, in the case of a new vehicle, or the "average blue book value" published by Kelley Blue Book Co., a standard reference source for dealers in used cars, in the case of a used vehicle. The amount financed is often less than the maximum loan amount, however, depending upon the credit needs of the obligor. Futhermore, in each case where the amount financed exceeds the value of the related financed vehicle, FNAC has determined that the creditworthiness of the related obligor supports the additional loan amount. FNAC also finances service and extended warranty contracts purchased with respect to financed vehicles.



      FNAC believes that the resale value of a new vehicle purchased by an obligor will decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment sale contract. FNAC also believes that the resale value of a used vehicle purchased by an obligor will decline, but believes that the amount of the decline, expressed as a percentage of the resale value of the vehicle at the time of purchase, will be less than the amount of the decline, expressed as a percentage of the manufacturer's suggested retail price, in the resale value of a new vehicle. FNAC regularly reviews the quality of its installment sale contracts and periodically conducts quality audits to ensure compliance with its established policies and procedures.

Collection Procedures

      FNAC measures delinquencies by the number of days elapsed from the date a payment is due under an installment sale contract. FNAC considers a contract to be delinquent when the related obligor fails to make a scheduled payment on or before the related due date. If a partial payment is received that is less than the regular monthly payment by more than five dollars, or such other nominal amount as may be determined by senior management, and that deficiency is not cured on or before the related due date, the account will be considered delinquent. FNAC mails a computer-generated delinquency notice to all delinquent obligors when their contracts become 11 days delinquent. FNAC also uses an automated delinquency monitoring system, which assigns delinquent contracts to different categories of collection priority based on the level of delinquency.

      FNAC manages its delinquencies using software that offers the ability to alter collections strategy according to individual account behavior and historical performance. Account risk is determined through the analysis of behavioral factors, such as credit risk at the initiation of the loan, the number of payments made, the level of historical delinquency and the number of times the obligor has failed to keep payment arrangements. FNAC reviews its collections strategy on a daily basis and uses optimization techniques to evaluate its collections strategy.

      FNAC's collection efforts are divided into specific areas depending upon the level of delinquency. Accounts that are fewer than 30 days past due are assigned to the Early Collections Group. The collectors in this group attempt to contact delinquent obligors by telephone or letter based on the level of delinquency and the history of the account. In addition, FNAC's customer service representatives are trained to handle accounts that are fewer than 30 days past due when receiving incoming calls. Accounts that reach a level of delinquency of greater than 30 days past due are assigned to the Late Collections Group, where they are reviewed by senior-level collectors who analyze each account to determine collateral risk. If a collector is unable to confirm payment on an account prior to 45 days delinquency, or if a collector determines that the collateral securing an account is at risk, the collector will recommend repossession of the related vehicle. All repossession recommendations must be reviewed and accepted by a member of management before being forwarded to the repossession department in the Specialty Collections Group.

      Once a vehicle is in FNAC's possession, the related obligor has a redemption period during which he may redeem the vehicle by paying off the related contract in full or by paying off all past due amounts. In either case, the obligor is also required to pay to FNAC the reasonable expenses incurred by FNAC in repossessing, holding and preparing the financed vehicle for disposition and arranging for its sale. In those states in which the Uniform Commercial Code governs the redemption of financed vehicles, the obligor must be given reasonable notice of the date, time and place of any proposed public sale of a repossessed vehicle, or the date after which any proposed private sale of a repossessed vehicle may be held, and may redeem the vehicle at any time prior to sale. In most states in which laws other than the UCC govern the redemption of financed vehicles, the obligor must be given a specified period of time, usually between 10 and 30 days, to redeem a repossessed vehicle. At the conclusion of the redemption period, FNAC sells the vehicle and the remaining principal balance is charged off. All repossession activities are carried out in accordance with applicable state law and related procedures adopted by FNAC. Other departments in the Specialty Collections Group include recovery collections, remarketing, skip tracing, legal and bankruptcy.

      In general, FNAC charges off a contract on the earliest of:

      o the last day of the month during which any payment, or any part of any payment, due under the contract becomes 120 days or more delinquent, whether or not FNAC has repossessed the motor vehicle securing the contract;

      o if FNAC has repossessed the motor vehicle securing the contract, the last day of the month during which the motor vehicle is liquidated; and

      o the last day of the month during which FNAC determines in accordance with its customary practices that the contract is uncollectible.

      FNAC may extend the due date for a current or past due payment for up to 30 days if the related contract has been in existence for at least six months and at least six monthly payments have been made. The total number of extensions an obligor may receive equals the number of years in the original term of the related contract, except that no more than two extensions will be granted during any 12-month period. FNAC will grant extensions only with respect to amounts that are fewer than 30 days past due and only if all other past due amounts are paid in full. In general, if a contract has been confirmed or reaffirmed in a bankruptcy proceeding and the related obligor has thereafter made three consecutive monthly payments, FNAC will return the contract to current status. All exceptions to the extension policy must be approved by FNAC's senior management.

Physical Damage Insurance

      In general, each installment sale contract requires the related obligor to obtain physical damage insurance covering loss or damage to the related financed vehicle. FNAC tracks the status of insurance and attempts to cause obligors to reinstate insurance if the insurance is allowed to lapse. CarMax Auto Receivables cannot assure you, however, that each financed vehicle will at all times be covered by physical damage insurance.

Allocation of Payments

      The contracts will be simple interest contracts. A simple interest contract provides for equal monthly payments that are applied, first, to interest accrued to the date of payment, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the contract and then to reduce further the outstanding principal balance of the contract. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest contract after its contractual due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of the payment applied to reduce the principal balance of the contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date. If a contract is liquidated or a financed vehicle is repossessed, amounts recovered are applied first to unpaid interest and principal and any applicable late charges or other fees and then to the expenses of repossession.

Delinquency and Credit Loss Experience

      The following tables set forth delinquency and loss information with respect to the motor vehicle retail installment sale contracts originated by CarMax Auto Superstores. CarMax Auto Receivables cannot assure you that the delinquency and loss experience of the contract pool will be comparable to that set forth below.

                              Delinquency Experience


                      At June 30,          At June 30,          At December 31,          At December 31,          At December 31,
                         1999                 1998                   1998                     1997                     1996
                         ----                 ----                   ----                     ----                     ----
                  Number of             Number of              Number of                 Number of              Number of
                  Contracts   Amount    Contracts  Amount     Contracts      Amount      Contracts  Amount      Contracts  Amount
                  ---------   -----     ---------  ------     ----------     ------      ---------  ------      ---------  ------
Total Contract
Portfolio         68,186  $701,961,714   39,180   $393,246,870   51,129  $528,585,348   26,272  $259,517,771   14,803  $147,637,677
Delinquencies as
a  Percentage of
Total Contract
Portfolio
  31-60 Days        0.79%         0.63%    0.97%          0.58%    0.97%         0.76%    1.23%         0.85%    1.34%         1.09%
  61-90 Days        0.16%         0.10%    0.29%          0.11%    0.23%         0.17%    0.39%         0.18%    0.43%         0.36%
  91 Days or More   0.08%         0.07%    0.13%          0.03%    0.11%         0.06%    0.23%         0.08%    0.21%         0.16%
Total
Delinquencies as
a  Percentage of
Total Contract
Portfolio           1.03%         0.80%    1.39%          0.72%    1.31%         0.99%    1.85%         1.11%    1.98%         1.61%
Total
Delinquencies        701    $5,595,721      544     $2,855,969      685   $ 5,243,832      485   $ 2,894,712      294    $2,371,184


      The amounts included in the delinquency experience table represent principal amounts only. The delinquency periods included in the delinquency experience table are calculated based on the number of days a payment is contractually past due.

                              Credit Loss Experience





                           Six Months Ended June 30,         Year Ended December 31,
                           -------------------------         -----------------------
                            1999          1998          1998          1997          1996
                            ----          ----          ----          ----          ----
Total Number of
Contracts
Outstanding at
Period End                  68,186        39,180        52,129        26,272        14,803
Average Number of
Contracts
Outstanding
During the Period......        60,158        32,726        39,201        20,538        11,487
Outstanding
Principal Amount
at Period End..........  $701,961,714  $393,246,870  $528,585,348 $ 259,517,771  $147,637,677
Average
Outstanding
Principal Amount
During the Period (1)    $617,114,153  $321,473,146  $392,753,294 $ 194,539,224  $117,361,052
Gross Charge-Offs (2)    $  2,269,663  $  1,155,128  $  2,726,477 $   2,110,135  $  1,181,456
Recoveries (3).........  $    826,809  $    377,616  $    808,926 $     665,576  $    273,024
Net Losses.............  $  1,442,854  $    777,512  $  1,917,551 $   1,444,559  $    908,432
Net Losses as a
Percentage of the
Average
Outstanding
Principal Amount.......          0.47%         0.48%         0.49%         0.74%         0.77%





-------------------------
(1) The average outstanding principal amount for any period equals the average of the monthly average outstanding principal amount of the retail installment sale contracts during that period.

(2) The gross charge-offs for any period equal the total principal amount due on all installment sale contracts determined to be uncollectible during that period minus the total amount recovered during that period from the repossession and sale of financed vehicles, net of collection expenses.

(3) The recoveries for any period equal the total amount recovered during that period on installment sale contracts previously charged off, including the fair market value of unsold vehicles repossessed during that period, net of collection expenses.

       The percentages for the six-month periods ended June 30, 1998 and June 30, 1999 are annualized. The six-month periods ended June 30 are not necessarily indicative of a full year's actual results.

Delinquency and Credit Loss Trends

          As indicated in the delinquency experience table, delinquencies on CarMax Auto Superstores' motor vehicle installment sale contract portfolio, based on principal balances more than 30 days past due and expressed as a percentage of the total contract portfolio, decreased from 1.61% at December 31, 1996 to 1.11% at December 31, 1997 to 0.99% at December 31, 1998 to 0.80% at
June 30, 1999.

          As indicated in the credit loss experience table, net losses on CarMax Auto Superstores' motor vehicle installment sale contract portfolio, expressed as a percentage of the average outstanding principal balance of the contracts, decreased from 0.77% for the year ended December 31, 1996 to 0.74% for the year ended December 31, 1997 to 0.49% for the year ended December 31, 1998 to 0.47% for the six months ended June 30, 1999.

          CarMax Auto Superstores believes that this improvement in delinquency and credit loss performance over the past three years is attributable to a number of factors, including the following:

      o consistent credit underwriting, provided by empirically derived credit scoring models which help FNAC quantify credit risk and implement risk adjusted pricing;

      o consistent collateral quality, achieved through selective vehicle acquisition and a thorough reconditioning process to meet CarMax Auto Superstores' high mechanical, electrical and safety standards; and

      o innovative collection strategies, including the use of behavioral models to manage the collection processes and periodic default risk reviews through risk score updates on outstanding loans.

          CarMax Auto Superstores' expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important economic, social, legal and other factors that could cause actual results to differ materially from those projected. These factors include, but are not limited to, inflation rates, unemployment rates, changes in consumer debt levels, changes in the market for used vehicles and the enactment of new laws that further regulate the motor vehicle lending industry.

                            Year 2000 Compliance

          A number of existing computer systems use two rather than four digits to identify a year. Using two digits to define dates after January 1, 2000 could resultin system failures or miscalculations that disrupt operations including a temporary inability to process transactions, process invoices or engage in similar normal business activities. In addition to computer systems, any equipment with embedded systems that involve date-sensitive functions are at risk if two digits have been used rather than four. Embedded systems are specialized microchips used to control, monitor or assist the operation of electrical equipment.

          In 1997, CarMax Auto Superstores, as part of the more wide-ranging year 2000 compliance efforts of its corporate parent, Circuit City Stores, Inc., began a year 2000 date conversion project to address any necessary code changes, testing and implementation for its systems. This project includes internally developed information technology systems, purchased and leased software and hardware, embedded systems and electronic data interchange transaction processing. CarMax Auto Superstores has employed internal resources, including management information systems developers and operations personnel, to reprogram or replace, where necessary, and test its software for year 2000 compliance.

          CarMax Auto Superstores has completed its remediation, forward-date testing and implementation efforts for its internally developed and externally purchased systems. Replacement work and enterprise-level testing is scheduled to be completed by approximately August 1999. With regard to embedded systems, CarMax Auto Superstores has identified many distinct makes and models used for environmental controls, fire detection and monitoring, burglar detection and monitoring, elevators, office equipment and uninterruptible power supplies. As of June 30, 1999, approximately 70% of these embedded systems were believed to be year 2000 compliant. The remaining 30% are expected to be compliant by November 1999, except for low-impact embedded systems that will be left untested because the cost of compliance testing is believed to far exceed the risk or cost of an outage.

          CarMax Auto Superstores also has identified its key third-party business partners and is coordinating with them to address potential year 2000 issues. CarMax Auto Superstores has communicated with all key third-party business partners, and no material potential problems have been identified. Risks and business impacts have been assigned to all vendor products and services. Current action statements and contingency plans have been developed by CarMax Auto Superstores for products and services believed to be at high or medium risk of non-compliance.

          Because CarMax Auto Superstores' computer systems were developed in recent years, CarMax Auto Superstores does not expect to incur any additional material costs related to the year 2000 issue. The trust, the noteholders and the certificateholders will not bear any of CarMax Auto Superstores' costs in connection with year 2000 remediation.

          With respect to year 2000 risks, CarMax Auto Superstores believes it has identified all critical areas and is in the process of developing contingency plans and conducting end-to-end testing for those critical areas identified. Critical is defined as any business process or application failure that would result in a material financial, legal or operational impact. If CarMax Auto Superstores' remediation efforts and the remediation efforts of third parties fail, which CarMax Auto Superstores believes is the most reasonably likely worst case scenario, CarMax Auto Superstores' contingency plans include performing processes manually while working to assess and correct any errors in the current systems and possibly changing suppliers. These plans are intended to enable CarMax Auto Superstores to continue operating even if a degree of business interruption occurs on January 1, 2000. CarMax Auto Superstores believes that the risks presented by the year 2000 issue are unique given the pervasive nature of the problem and the higher likelihood that year 2000 risk may present itself in multiple, simultaneous impacts. Accordingly, CarMax Auto Superstores' contingency planning process is an ongoing one that will require further modifications as CarMax Auto Superstores obtains additional information.

          The costs of the year 2000 project and the dates on which CarMax Auto Superstores plans to complete its year 2000 modifications are based on management's estimates, which were derived utilizing numerous assumptions of future events including the continued availability of resources, third-party modification plans and other factors. Year 2000 issues, however, present a number of risks that are beyond CarMax Auto Superstores' reasonable control, such as the failure of utility companies to deliver electricity, the failure of telecommunications companies to provide voice and data services, the failure of financial institutions to process transactions and transfer funds and the collateral effects on CarMax Auto Superstores of the effects of year 2000 issues on the economy in general or on CarMax Auto Superstores' business partners and customers. Although CarMax Auto Superstores believes that its year 2000 compliance program is designed to appropriately identify and address those year 2000 issues that are subject to its reasonable control, CarMax Auto Superstores can make no assurance that its efforts will be fully effective or that the year 2000 issues will not have a material adverse effect on its ability to act as servicer.

                         DESCRIPTION OF THE CONTRACT POOL

Selection Criteria

      The contracts were originated by CarMax Auto Superstores in the ordinary course of business in connection with the sale of new and used motor vehicles. The contracts were selected from CarMax Auto Superstores' portfolio of motor vehicle retail installment sale contracts based on several criteria, including that each contract:

      o  is secured by a new or used motor vehicle;

      o  had an original principal balance of not more than
         $                     and a remaining principal balance as of the
         Cutoff Date of not less than $                    ;

      o  had an original term to maturity of not more than 72 months and not
         less than      months and a remaining term to maturity as of the Cutoff
         Date of not more than 72 months and not less than      months;

      o  is a simple interest contract;

      o  has a contract rate of interest of at least       % and not more
         than       %;

      o provides for level monthly payments that fully amortize the amount financed over the original term to maturity of the contract, except that the period between the contract date and the first installment date may be greater than or less than one month and the first and last payments may be less than or minimally greater than the level payments;

      o relates to an obligor who has made at least two payments as of the Cutoff Date;

      o  was not delinquent 30 days or more as of the Cutoff Date;

      o is not secured by a financed vehicle that had been repossessed as of the Cutoff Date;

      o does not relate to an obligor that was the subject of a bankruptcy proceeding as of the Cutoff Date;

      o  is evidenced by only one original document; and

      o was not selected using selection procedures believed by CarMax Auto Superstores or CarMax Auto Receivables to be adverse to the noteholders or the certificateholders.

Characteristics of the Contracts

      The following tables set forth information with respect to the contracts as of the Cutoff Date. In each case where information is presented as a percentage of the aggregate principal balance of the contracts or as a percentage of the total number of contracts, the sum of the percentages presented may be less than or greater than 100% due to rounding.



                           Composition of the Contracts
                              as of the Cutoff Date


                                       Aggregate      Original       Weighted
                        Number of     Principal      Principal        Average
                        Contracts       Balance        Balance     Contract Rate
                        ---------     ----------     ---------     ------------
New Motor Vehicles...
Used Motor
   Vehicles..........
All Contracts........


                           Weighted        Weighted          Percentage of
                            Average         Average            Aggregate
                        Remaining Term    Original Term    Principal Balance
                        --------------    -------------    -----------------
New Motor Vehicles...
Used Motor
   Vehicles..........
All Contracts........


      As used in the composition table, weighted average remaining term and weighted average original term are calculated based on the scheduled maturities of the contracts and assuming no prepayments of the contracts.



                 Distribution of the Contracts by Remaining Term
                              as of the Cutoff Date


                                                                Percentage of
                                  Percentage of    Aggregate      Aggregate
    Remaining        Number of     Total Number    Principal      Principal
    Term Range       Contracts     of Contracts     Balance        Balance
    ----------       ---------    -------------    ----------   -------------
1 to 12 months.....
13 to 24 months....
25 to 36 months....
37 to 48 months....
49 to 60 months....
61 to 72 months....
         Total.....

             Distribution of the Contracts by Obligor Mailing Address
                              as of the Cutoff Date


                                  Percentage of                 Percentage of
                                   Total Number    Aggregate      Aggregate
     Obligor         Number of          of         Principal      Principal
 Mailing Address     Contracts       Contracts      Balance        Balance
 ---------------     ---------       ---------      -------        -------
Florida...........
Georgia...........
Illinois..........
Maryland..........
North Carolina....
Texas.............
Virginia..........
Wisconsin.........
Other.............
      Total.......


      Each state included in the "other" category in the distribution by obligor
mailing address table accounted for less than    % of the total number of
contracts and less than    % of the aggregate principal balance of the contracts
as of the Cutoff Date.



           Distribution of the Contracts by Financed Vehicle Model Year
                              as of the Cutoff Date


                                                                Percentage of
                                  Percentage of    Aggregate      Aggregate
                     Number of     Total Number    Principal      Principal
    Model Year       Contracts     of Contracts     Balance        Balance
    ----------       ---------    -------------    ----------   -------------
1988 and earlier....
1989................
1990................
1991................
1992................
1993................
1994................
1995................
1996................
1997................
1998................
1999................
2000................
     Total..........

                  Distribution of the Contracts by Contract Rate
                              as of the Cutoff Date


                                                                Percentage of
                                  Percentage of    Aggregate      Aggregate
  Contract Rate      Number of     Total Number    Principal      Principal
      Range          Contracts     of Contracts     Balance        Balance
  -------------      ---------    -------------    ----------   -------------
5.000 to 5.999%.....
6.000 to 6.999%.....
7.000 to 7.999%.....
8.000 to 8.999%.....
9.000 to 9.999%.....
10.000 to 10.999%...
11.000 to 11.999%...
12.000 to 12.999%...
13.000 to 13.999%...
14.000 to 14.999%...
15.000 to 15.999%...
16.000 to 16.999%...
17.000 to 17.999%...
More than 17.999%...
        Total.......

      WEIGHTED AVERAGE LIFE OF THE OFFERED SECURITIES

      The weighted average life of the offered securities will be influenced by the rate at which the principal balances of the contracts are paid. The contracts can be prepaid in full or in part at any time by the related obligor without penalty. In addition, prepayments can occur as a result of rebates of extended warranty contract costs and insurance premiums, liquidations due to obligor payment defaults, receipts of proceeds from physical damage, theft, credit life and credit disability insurance policies and payments made by CarMax Auto Superstores or the servicer in connection with breaches of representations and warranties under the purchase agreement or the sale and servicing agreement. The rate of prepayment on the contracts may be influenced by a variety of economic, social, legal and other factors. These factors include, but are not limited to, inflation rates, interest rates offered for other loan products, changes in consumer confidence, changes in employment status and restrictions on transfers of financed vehicles. In light of these factors, CarMax Auto Receivables cannot assure you as to the amount of principal payments to be made on the offered securities on any Payment Date or that the offered securities will not be paid earlier than the applicable final scheduled Payment Date. You will bear the risk of not being able to reinvest early principal payments on the offered securities at yields at least equal to the yield on your offered securities.

      Prepayments on retail installment sale contracts, such as the contracts, can be measured relative to a prepayment standard or model. The model used in this prospectus is the ABS model. The ABS model represents an assumed rate of prepayment each month relative to the original number of contracts in a pool. The ABS model further assumes that all of the contracts are the same size and amortize at the same rate and that each will be paid as scheduled or will be prepaid in full. For example, in a pool of contracts originally containing 100 contracts, a 1.0% ABS percentage means that one contract prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a description of historical prepayment experience or a prediction of future prepayment experience.

      The tables on pages 30 to 35 have been prepared on the basis of various assumptions, including that:

      o the Yield Supplement Amount for each Payment Date is transferred from the yield supplement account to the collection account on that Payment Date;

      o  the contracts prepay in full at the specified monthly ABS percentage;

      o each scheduled payment on the contracts is made on the last day of each month and includes a full month of interest, and each month has 30 days;

      o  distributions on the notes and the certificates are paid in cash on
         each Payment Date commencing                         , 1999, and each
         Payment Date occurs on the 15th day of a month;

      o  the closing date for the notes and the certificates occurs
         on                , 1999;

      o no defaults or delinquencies occur in the payment of any of the contracts;

      o no contracts are repurchased due to a breach of any representation or warranty or for any other reason; and

      o the servicer exercises on the first possible Payment Date its right to purchase from the trust all remaining contracts in the contract pool.

      The tables indicate the projected weighted average life of the notes and the certificates. The tables set forth:

      o the percentage of the initial principal balance of each class of notes that is projected to be outstanding after each of the Payment Dates shown at specified ABS percentages; and

      o the percentage of the initial principal balance of the certificates that is projected to be outstanding after each of the Payment Dates shown at specified ABS percentages.

      The tables also assume that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics:
                                                     Weighted        Weighted
                                                     Average          Average
              Cutoff Date                         Original Term   Remaining Term
   Pool        Principal     Weighted Average    to Maturity, in   to Maturity,
  Number        Balance       Contract Rate          Months)        in Months)
  ------      -----------    ----------------    ---------------  --------------




   Total


      The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These tables are provided to illustrate how the principal balances of the notes and the certificates may decline. The actual characteristics and performance of the contracts will differ from the assumptions used in constructing the tables, however, and it is highly unlikely that the contracts will prepay at a constant ABS percentage until maturity or that all of the contracts will prepay at the same ABS percentage. In addition, the diverse terms of the contracts within each of the hypothetical pools could produce slower or faster rates of principal payments than indicated in the tables at the various specified ABS percentages. Any difference between the assumptions and the actual characteristics, performance and prepayment experience of the contracts will affect the weighted average lives of the notes and the certificates.

-------------------------------------------------------------------------------
     Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages 30 to 35 are based

       The weighted average life of each class of notes is determined by:

        o multiplying the amount of each principal payment on that class by the number of years from the closing date to the related Payment Date;

        o adding the results; and

        o dividing the sum by the initial principal balance of that class.

       The weighted average life of the certificates is determined by:

        o multiplying the amount of each principal payment on the certificates by the number of years from the closing date to the related Payment Date;

        o adding the results; and

        o dividing the sum by the initial principal balance of the certificates.

      The tables on pages 30 to 35 have been prepared based on, and should be read in conjunction with, the assumptions described on page 28, including the assumptions regarding the characteristics and performance of the contracts. The assumed characteristics and performance of the contracts will differ from the actual characteristics and performance of the contracts.
-------------------------------------------------------------------------------
                         Percent of Initial Note Balance
                            at Various ABS Percentages


                            Class A-1 Notes               Class A-2 Notes
                            ---------------               ---------------
     Payment Date     1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------     ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
    Closing Date......
  1 August, 1999......
  2 September, 1999...
  3 October, 1999.....
  4 November, 1999....
  5 December, 1999....
  6 January, 2000.....
  7 February, 2000....
  8 March, 2000.......
  9 April, 2000.......
 10 May, 2000.........
 11 June, 2000........
 12 July, 2000........
 13 August, 2000......
 14 September, 2000...
 15 October, 2000.....
 16 November, 2000....
 17 December, 2000....
 18 January, 2001.....
 19 February, 2001....
 20 March, 2001.......
--------------------------------------------------------------------------------

 21 April, 2001.......
 22 May, 2001.........
 23 June, 2001........
 24 July, 2001........
 25 August, 2001......
 26 September, 2001...
 27 October, 2001.....
 28 November, 2001....
 29 December, 2001....
 30 January, 2002.....
 31 February, 2002....
 32 March, 2002.......
 33 April, 2002.......
 34 May, 2002.........
 35 June, 2002........
 36 July, 2002........
 37 August, 2002......
 38 September, 2002...
 39 October, 2002.....
 40 November, 2002....
 41 December, 2002....
 42 January, 2003.....
 43 February, 2003....
 44 March, 2003.......
 45 April, 2003.......
                            Class A-1 Notes               Class A-2 Notes
                            ---------------               ---------------
     Payment Date     1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------     ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
 46 May, 2003.........
 47 June, 2003........
 48 July, 2003........
 49 August, 2003......
 50 September, 2003...
 51 October, 2003.....
 52 November, 2003....
 53 December, 2003....
 54 January, 2004.....
 55 February, 2004....
 56 March, 2004.......
 57 April, 2004.......
 58 May, 2004.........
 59 June, 2004........

   Weighted Average
   Life (In Years)

                         Percent of Initial Note Balance
                            at Various ABS Percentages


                             Class A-3 Notes               Class A-4 Notes
                             ---------------               ---------------
     Payment Date     1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------     ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
    Closing Date......
 1  August, 1999......
 2  September, 1999...
 3  October, 1999.....
 4  November, 1999....
 5  December, 1999....
 6  January, 2000.....
 7  February, 2000....
 8  March, 2000.......
 9  April, 2000.......
10  May, 2000.........
11  June, 2000........
12  July, 2000........
13  August, 2000......
14  September, 2000...
15  October, 2000.....
16  November, 2000....
17  December, 2000....
18  January, 2001.....
19  February, 2001....
20  March, 2001.......
21  April, 2001.......
22  May, 2001.........
23  June, 2001........
24  July, 2001........
25  August, 2001......
26  September, 2001...
27  October, 2001.....
28  November, 2001....
29  December, 2001....
30  January, 2002.....
31  February, 2002....
32  March, 2002.......
33  April, 2002.......
34  May, 2002.........
35  June, 2002........
36  July, 2002........
37  August, 2002......
38  September, 2002...
39  October, 2002.....
40  November, 2002....
41  December, 2002....
42  January, 2003.....
43  February, 2003....
44  March, 2003.......
45  April, 2003.......

                           Class A-3 Notes               Class A-4 Notes
                           ---------------               ---------------
     Payment Date     1.0%  1.4%  1.6%  1.8%  2.5%  1.0%  1.4%  1.6%  1.8%  2.5%
     ------------     ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
46  May, 2003.........
47  June, 2003........
48  July, 2003........
49  August, 2003......
50  September, 2003...
51  October, 2003.....
52  November, 2003....
53  December, 2003....
54  January, 2004.....
55  February, 2004....
56  March, 2004.......
57  April, 2004.......
58  May, 2004.........
59  June, 2004........

    Weighted Average
    Life (In Years)

                      Percent of Initial Certificate Balance
                            at Various ABS Percentages


                                     Certificates
                                      ------------
     Payment Date             1.0%  1.4%  1.6%  1.8%  2.5%
     ------------              ----  ----  ----  ----  ----
    Closing Date..........
 1  August, 1999..........
 2  September, 1999.......
 3  October, 1999.........
 4  November, 1999........
 5  December, 1999........
 6  January, 2000.........
 7  February, 2000........
 8  March, 2000...........
 9  April, 2000...........
10  May, 2000.............
11  June, 2000............
12  July, 2000............
13  August, 2000..........
14  September, 2000.......
15  October, 2000.........
16  November, 2000........
17  December, 2000........
18  January, 2001.........
19  February, 2001........
20  March, 2001...........
21  April, 2001...........
22  May, 2001.............
23  June, 2001............
24  July, 2001............
25  August, 2001..........
26  September, 2001.......
27  October, 2001.........
28  November, 2001........
29  December, 2001........
30  January, 2002.........
31  February, 2002........
32  March, 2002...........
33  April, 2002...........
34  May, 2002.............
35  June, 2002............
36  July, 2002............
37  August, 2002..........
38  September, 2002.......
39  October, 2002.........
40  November, 2002........
41  December, 2002........
42  January, 2003.........
43  February, 2003........
44  March, 2003...........
45  April, 2003...........

                                     Class A-1 Notes
                                      ---------------
     Payment Date               1.0%  1.4%  1.6%  1.8%  2.5%
     ------------               ----  ----  ----  ----  ----
46  May, 2003..............
47  June, 2003.............
48  July, 2003.............
49  August, 2003...........
50  September, 2003........
51  October, 2003..........
52  November, 2003.........
53  December, 2003.........
54  January, 2004..........
55  February, 2004.........
56  March, 2004............
57  April, 2004............
58  May, 2004..............
59  June, 2004.............

    Weighted Average
    Life (In Years)

                ALLOCATION OF PRINCIPAL BALANCES; MONTHLY REPORTS

      A portion of the outstanding principal balance of each class of notes will be allocated to each holder of that class based on a pool factor for that class calculated by the servicer prior to each Payment Date. The pool factor for each class of notes as of the last day of any month will equal the remaining outstanding principal balance of that class as of the following Payment Date, after giving effect to all payments of principal to be made to the holders of that class on that Payment Date, divided by the initial outstanding principal balance of that class. The pool factor for each class of notes will be 1.0000000 as of the closing date and thereafter will decline to reflect reductions in the outstanding principal balance of that class. The portion of the outstanding principal balance of any class of notes allocable to each holder of that class will equal the product of the original denomination of the note held by that holder and the pool factor for that class at the time of determination.

      A portion of the outstanding principal balance of the certificates will be allocated to each certificateholder based on a certificate pool factor calculated by the servicer prior to each Payment Date. The certificate pool factor as of the last day of any month will equal the remaining outstanding principal balance of the certificates as of the following Payment Date, after giving effect to all payments of principal to be made to the certificateholders on that Payment Date, divided by the initial outstanding principal balance of the certificates. The certificate pool factor will be 1.0000000 as of the closing date and thereafter will decline to reflect reductions in the outstanding principal balance of the certificates. The portion of the outstanding principal balance of the certificates allocable to each certificateholder will equal the product of the original denomination of the certificate held by that holder and the certificate pool factor at the time of determination.

      The noteholders and the certificateholders will receive reports on or about each Payment Date concerning payments received on the contracts, the principal balance of the contracts, each pool factor for each class of notes and the certificate pool factor. In addition, the noteholders and the certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Collections and Payments -- Statements to Noteholders" beginning on page 55 of this prospectus and "-- Statements to Certificateholders" beginning on page 56 of this prospectus for a further discussion of the information to be furnished to securityholders.

                                 USE OF PROCEEDS

      On the closing date, CarMax Auto Receivables will transfer the contracts to the trust in exchange for the net proceeds from the sale of the notes and the certificates. CarMax Auto Receivables will apply the net proceeds from the sale of the notes and the certificates to the purchase of the contracts from CarMax Auto Superstores. CarMax Auto Superstores will use the proceeds from the sale of the contracts to CarMax Auto Receivables to repay existing debt and for general corporate purposes.

                      DESCRIPTION OF CARMAX AUTO SUPERSTORES
                           AND CARMAX AUTO RECEIVABLES

CarMax Auto Superstores

      CarMax Auto Superstores is a leading retailer of new and used motor vehicles in the United States. CarMax Auto Superstores opened its first store in Richmond, Virginia in September 1993 and currently operates 35 stores in 10 states. CarMax Auto Superstores was incorporated in Virginia and is a wholly-owned subsidiary of Circuit City Stores, Inc., the nation's largest retailer of brand-name consumer electronics and major appliances and a leading retailer of personal computers and music software. CarMax Auto Superstores was the first used vehicle retailer to offer a large selection of quality used vehicles at low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. CarMax Auto Superstores has designed a strategy to better serve the market by addressing the major sources of dissatisfaction with traditional used car retailing and to maximize operating efficiencies with sophisticated systems and standardized operating procedures and store formats.

      CarMax Auto Superstores purchases, reconditions and sells used motor vehicles at each of its stores, and sells new motor vehicles at 12 of its stores under franchise agreements with various manufacturers. In addition, CarMax Auto Superstores provides its customers with a full range of related products and services, including the financing of vehicle purchases through FNAC, the sale of extended service contracts and the sale of automotive electronic products. In general, the used motor vehicles offered by CarMax Auto Superstores are one to six years old with fewer than 60,000 miles and range in price from $9,000 to $30,000. Each store also offers a limited selection of used motor vehicles that are more than six years old or have more than 60,000 miles. These vehicles range in price from $3,000 to $12,000. All used vehicles are thoroughly reconditioned to meet high mechanical, electrical, safety and cosmetic standards and must pass a comprehensive inspection before being offered for sale. All inspections are performed by qualified service technicians, most of whom are certified by the National Institute for Automotive Service Excellence.

      CarMax Auto Superstores acquires a significant portion of its used-vehicle inventory through its appraisal process in which it appraises and makes an offer to purchase any properly documented vehicle from the public. CarMax Auto Superstores also acquires a significant portion of its used vehicles through auctions and, to a lesser extent, directly from other sources, including wholesalers, dealers and fleet owners. AutoMation(R), a computerized database which is the central feature of CarMax Auto Superstores' inventory management and control system, enables each vehicle to be tracked throughout the sales process. Using the information provided by AutoMation, and applying sophisticated statistical modeling techniques, CarMax Auto Superstores is able to optimize its inventory mix and display by store, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. CarMax Auto Superstores maintains strict inventory aging policies under which it disposes of any vehicle that has not been sold at retail within specified periods.

      CarMax Auto Superstores began offering on-site financing to its customers through FNAC in September 1993 and currently originates installment sale contracts at all of its stores. For the fiscal years ended February 28, 1995, 1996, 1997, 1998 and 1999, FNAC originated installment sale contracts aggregating approximately $46 million, $98 million, $150 million, $315 million
and $615 million, respectively. Of the $    million of contracts in CarMax Auto
Superstores' servicing portfolio as of    , 1999, approximately    % represented
contracts originated in connection with the sale of used motor vehicles and
approximately    % represented contracts originated in connection with the sale of new motor vehicles.

      CarMax Auto Superstores operates stores in the following markets:

                     Market                  Number of Stores
                     ------                  ----------------

      Washington D.C./Baltimore, Maryland       4
      Chicago, Illinois                         4
      Dallas, Texas                             4
      Atlanta, Georgia                          3
      South Florida                             3
      Houston, Texas                            3
      Los Angeles, California                   2
      Orlando, Florida                          2
      Tampa, Florida                            2
      Kenosha, Wisconsin                        2
      Charlotte, North Carolina                 1
      Raleigh, North Carolina                   1
      Greenville, South Carolina                1
      San Antonio, Texas                        1
      Dulles, Virginia                          1
      Richmond, Virginia                        1

      CarMax Auto Superstores is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

CarMax Auto Receivables

      CarMax Auto Receivables was organized on May 19, 1999 as a Virginia limited liability company. CarMax Auto Receivables was organized for the limited purpose of purchasing motor vehicle retail installment sale contracts from CarMax Auto Superstores, transferring the contracts to the trust and other third parties and conducting activities incidental to these limited purposes.

      CarMax Auto Receivables has taken steps in structuring the transactions described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by CarMax Auto Superstores under the United States Bankruptcy Code or any similar applicable state law will not result in the consolidation of the assets and liabilities of CarMax Auto Receivables with those of CarMax Auto Superstores. These steps include the creation of CarMax Auto Receivables as a separate, limited-purpose company under articles of organization containing various limitations, including restrictions on the nature of CarMax Auto Receivables' business, and restrictions on CarMax Auto Receivables' ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or any similar applicable state law without the unanimous affirmative vote of all of the directors of CarMax Auto Receivables' corporate manager. CarMax Auto Receivables cannot assure you, however, that the activities of CarMax Auto Receivables or the nature of its relationship with CarMax Auto Superstores would not result in a court concluding that the assets and liabilities of CarMax Auto Receivables should be consolidated with those of CarMax Auto Superstores in a proceeding under the United States Bankruptcy Code or any similar applicable state law.

      CarMax Auto Receivables will receive at closing the opinion of McGuire, Woods, Battle & Boothe LLP to the effect that it would not be a proper exercise of equitable discretion for a court to disregard the separate existence of CarMax Auto Superstores and CarMax Auto Receivables and to require the consolidation of the assets and liabilities of CarMax Auto Receivables with those of CarMax Auto Superstores if CarMax Auto Superstores were to become the subject of a proceeding under the federal bankruptcy laws. McGuire, Woods, Battle & Boothe will assume that CarMax Auto Receivables will follow procedures in the conduct of its affairs that support its treatment as a separate legal entity, including maintaining records and books of account separate from those of CarMax Auto Superstores and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CarMax

Auto Superstores. CarMax Auto Receivables has represented that it will follow these and other procedures related to maintaining its separate identity. If CarMax Auto Receivables does not follow these procedures, CarMax Auto Receivables cannot assure you that a court would not conclude that the assets and liabilities of CarMax Auto Receivables should be consolidated with those of CarMax Auto Superstores in a proceeding under the United States Bankruptcy Code or any similar applicable state law. If a court were to reach that conclusion, or a filing were made under the United States Bankruptcy Code or any similar applicable state law by or against CarMax Auto Receivables, or if an attempt were made to litigate the issue of consolidation, you could experience losses or payment delays with respect to your notes or your certificates.

      CarMax Auto Receivables is not a party to any legal proceeding that could reasonably be expected to have a material impact on the trust or the interests of the securityholders.

                             DESCRIPTION OF THE NOTES

      The notes will be issued under the indenture. The following summary describes the material terms of the notes.

Note Registration

      The notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The notes will initially be issued only in book-entry form. See "Registration of the Offered Securities" beginning on page 44 of this prospectus for a further discussion of the book-entry registration system.

Interest Payments

      Interest will be payable on each class of notes monthly on each Payment Date, commencing , 1999. Interest will be payable on each Payment Date to the noteholders of record as of the preceding Record Date.

      The notes will bear interest at the following rates per annum:

      o  in the case of the class A-1 notes,       % per annum;

      o  in the case of the class A-2 notes,       % per annum;

      o  in the case of the class A-3 notes,       % per annum; and

      o  in the case of the class A-4 notes,       % per annum.

      The notes will accrue interest:

      o in the case of the class A-1 notes, from and including each Payment Date, or, in the case of the accrual period for the first Payment Date, from and including the closing date, to but excluding the following Payment Date; and

      o in the case of the class A-2 notes, the class A-3 notes and the class A-4 notes, from and including the 15th day of the month preceding each Payment Date, or, in the case of the accrual period for the first Payment Date, from and including the closing date, to but excluding the 15th day of the following month.

      Interest payable on the notes will be calculated as follows:

      o in the case of the class A-1 notes, based on the actual number of days elapsed and a 360-day year; and

      o in the case of the class A-2 notes, the class A-3 notes and the class A-4 notes, based on a 360-day year consisting of twelve 30-day months.

Interest payable on each class of notes on any Payment Date will be calculated based on the outstanding principal balance of that class as of the preceding Payment Date after giving effect to all payments of Monthly Note Principal on that preceding Payment Date or, in the case of the first interest payment, based on the initial outstanding principal balance of that class. Interest due but not paid on any class of notes on any Payment Date will be due on the following Payment Date together with interest on the unpaid amount at the interest rate applicable to that class to the extent permitted by law.

      Each class of notes will have an equal right to receive its share of the Monthly Note Interest for any Payment Date. If the amount available to pay interest on the notes on any Payment Date is less than the aggregate amount of interest, including overdue interest, payable on the notes on that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the aggregate amount of interest, including overdue interest, payable to that class on that Payment Date. If an event of default shall have occurred and be continuing under the indenture, the certificateholders will not be entitled to receive payments of interest until the notes have been paid in full.

Principal Payments

      Principal will be payable on the notes monthly on each Payment Date in an amount equal to the Monthly Note Principal for that Payment Date plus the Supplemental Note Principal, if any, for that Payment Date. Monthly Note Principal and Supplemental Note Principal, if any, will be paid in the following order of priority:

      (1) to the holders of the class A-1 notes until the outstanding principal balance of the class A-1 notes has been reduced to zero;

      (2) to the holders of the class A-2 notes until the outstanding principal balance of the class A-2 notes has been reduced to zero;

      (3) to the holders of the class A-3 notes until the outstanding principal balance of the class A-3 notes has been reduced to zero; and

      (4) to the holders of the class A-4 notes until the outstanding principal balance of the class A-4 notes has been reduced to zero;

provided, however, that, if the amount available to pay principal of the notes on any Payment Date is less than the Monthly Note Principal for that Payment Date plus the Supplemental Note Principal for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the outstanding principal balance of that class as of that Payment Date.

      The payment of Supplemental Note Principal will provide additional credit enhancement for the notes by causing the principal balance of the notes to decrease faster than the principal balance of the contracts. The Supplemental Note Principal for any Payment Date will only be paid, however, to the extent that the Available Funds for that Payment Date exceed the amount needed on that Payment Date to make all required payments to the servicer [and the insurer] and to make all required deposits to the note payment account, the certificate payment account and the reserve account. If excess Available Funds are not sufficient on any Payment Date to pay the Supplemental Note Principal for that Payment Date in full, that shortfall will not be payable on subsequent Payment Dates.

      The final scheduled Payment Dates for the notes are as follows:

      o                    , 200   for the class A-1 notes;

      o                    , 200   for the class A-2 notes;

      o                    , 200   for the class A-3 notes; and

      o                    , 200   for the class A-4 notes.

      The certificateholders will not be entitled to receive payments of principal until the notes have been paid in full.

Optional Redemption

      The notes will be redeemed in full on any Payment Date on which the servicer exercises its option to purchase all remaining contracts in the contract pool from the trust. The redemption price payable to the holders of each class of notes in connection with the exercise of this option will equal the outstanding principal balance of that class as of the purchase date plus accrued but unpaid interest on that principal balance at the interest rate applicable to that class. See "Description of the Purchase Agreement and the Sale and Servicing Agreement -- Termination of the Trust" beginning on page 71 of this prospectus for a further discussion of the circumstances under which the servicer may exercise this option.

The Indenture Trustee

      Bankers Trust Company will act as trustee under the indenture. The indenture trustee is a New York banking corporation. The principal corporate trust office of the indenture trustee is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance. The indenture trustee will have various rights and duties with respect to the notes. See "Description of the Indenture" beginning on page 58 of this prospectus for a further discussion of the rights and duties of the indenture trustee.

                         DESCRIPTION OF THE CERTIFICATES

      The certificates will be issued under the trust agreement. The following summary describes the material terms of the certificates.

Certificate Registration

      The certificates will be available for purchase in denominations of $1,000 and integral multiples of $1,000. The certificates will initially be issued only in book-entry form. See "Registration of the Offered Securities" beginning on page 44 of this prospectus for a further discussion of the book-entry registration system.

Interest Payments

      Interest will be payable on the certificates monthly on each Payment Date,
commencing    , 1999; provided, however, that if an event of default shall have occurred and be continuing under the indenture, the certificateholders will not be entitled to receive payments of interest until the notes have been paid in full. Interest will be payable on each Payment Date to the certificateholders of record as of the preceding Record Date.

      The certificates will accrue interest during each period from and
including a Payment Date to but excluding the following Payment Date at    % per
annum. Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months. Interest payable on the certificates on any Payment Date will be calculated based on the outstanding principal balance of the certificates as of the preceding Payment Date after giving effect to all payments of Monthly Certificate Principal on that preceding Payment Date or, in the case of the first interest payment, based on the initial outstanding principal balance of the certificates. Interest due but not paid on the certificates on any Payment Date will be due on the following Payment Date together with interest on the unpaid amount at the interest rate applicable to the certificates to the extent permitted by law.

Principal Payments

      Principal will be payable on the certificates monthly on each Payment Date in an amount equal to the Monthly Certificate Principal for that Payment Date; provided, however, that the certificateholders will not be entitled to receive payments of principal until the notes have been paid in full.

      The final scheduled Payment Date for the certificates is    , 200 . The
date on which the certificates are paid in full is expected to be earlier than the final scheduled Payment Date, however, and could be significantly earlier depending upon the rate at which the principal balances of the contracts are paid. See "Weighted Average

Life of the Offered Securities" beginning on page 28 of this prospectus for a further discussion of contract prepayments.

Optional Prepayment

      The certificates will be prepaid in full on any Payment Date on which the servicer exercises its option to purchase all remaining contracts in the contract pool from the trust. The price payable to the certificateholders in connection with the exercise of this option will equal the principal balance of the certificates as of the purchase date plus accrued but unpaid interest on that principal balance at the interest rate applicable to the certificates. See "Description of the Purchase Agreement and the Sale and Servicing Agreement -- Termination of the Trust" beginning on page 71 of this prospectus for a further discussion of the circumstances under which the servicer may exercise this option.

The Owner Trustee

      First Union Trust Company, National Association, will act as owner trustee under the trust agreement. The owner trustee is a national banking association. The principal corporate trust office of the owner trustee is located at One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801-7475,
Attention: Corporate Trust Department. The owner trustee will have various rights and duties with respect to the certificates. See "Description of the Purchase Agreement and the Sale and Servicing Agreement" beginning on page 67 of this prospectus for a further discussion of the rights and duties of the owner trustee with respect to the certificates.

                      REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

      Each class of offered securities initially will be represented by one or more certificates, in each case registered in the name Cede & Co., the nominee of The Depository Trust Company. Cede is expected to be the holder of record of the offered securities. Unless and until the securities are issued is fully registered, certificated form, no holder of an offered security will be entitled to receive a physical certificate representing that offered security. All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the offered securities, for distribution to securityholders in accordance with DTC's procedures. The beneficial owners of the offered securities will not be recognized by the owner trustee or the indenture trustee, as applicable, as securityholders, and the beneficial owners of the offered securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations. The beneficial owners of the offered securities may hold offered securities in Europe through Cedelbank or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See "-- Cedelbank and Euroclear" beginning on page 46 of this prospectus for a further discussion of Cedelbank and the Euroclear system.

The Depository Trust Company

       DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the offered securities, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

      Cedelbank and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Cedelbank and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Transfers between organizations participating in Cedelbank and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Cedelbank or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Cedelbank or the Euroclear system may not deliver instructions directly to the Cedelbank or Euroclear depositaries.

      Because of time-zone differences, credits or securities in Cedelbank or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Cedelbank or the Euroclear system on that business day. Cash received in Cedelbank or the Euroclear system as a result of sales of securities by or through an organization participating in Cedelbank or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. See Annex A beginning on page 96 of this prospectus for additional information regarding clearance and settlement procedures. See Annex A beginning on page 96 of this prospectus, "Material Federal Income Tax Consequences -- Tax Consequences to Foreign Note Owners" beginning on page 80 of this prospectus and "Material Federal Income Tax Consequences -- Tax Consequences to Holders of the Certificates -- Tax Consequences to Foreign Certificate Owners" beginning on page 85 of this prospectus for a discussion of tax documentation procedures relating to the offered securities. The information contained in Annex A is an integral part of this prospectus.

      Purchases of offered securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the offered securities on DTC's records. The ownership interests of the beneficial owners of the offered securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the offered securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the offered securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the offered securities.

      To facilitate subsequent transfers, all offered securities deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of offered securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the offered securities. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the offered securities are credited, which may or may not be the beneficial owners of the offered securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

      Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the offered securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the offered securities, may be limited due to lack of a physical certificate for the offered securities.

      Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the offered securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent or vote with respect to the offered securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those organizations participating in DTC to whose accounts the offered securities are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the offered securities will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Payment

Date. Payments by organizations participating in DTC to the beneficial owners of the offered securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those organizations and not of DTC, the owner trustee, the indenture trustee or CarMax Auto Receivables, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest to DTC is the responsibility of the owner trustee or the indenture trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the offered securities is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the offered securities may experience some delay in their receipt of principal and interest payments.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that CarMax Auto Receivables believes to be reliable, but CarMax Auto Receivables assumes no responsibility for its accuracy.

      DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates during and after the year 2000. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

      In addition, DTC is contacting, and will continue to contact, third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

      The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. CarMax Auto Receivables makes no representations as to the accuracy or completeness of this information.

Cedelbank and Euroclear

      Cedelbank, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Organizations participating in Cedelbank are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the offered securities. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Cedelbank, either directly or indirectly.

      The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

      The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the offered securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

      Morgan Guaranty is a New York banking corporation and a member bank of the Federal Reserve System. Morgan Guaranty is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department. The Brussels, Belgium office of Morgan Guaranty is regulated and examined by the Belgian Banking Commission.

      The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

      Distributions with respect to offered securities held through Cedelbank or Euroclear will be credited to the cash accounts of organizations participating in Cedelbank or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the sale and servicing agreement, the trust agreement or the indenture, as applicable, on behalf of an organization participating in Cedelbank or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered securities among participants in DTC, Cedelbank and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

      The information in this section concerning Cedelbank and Euroclear has been obtained from sources that CarMax Auto Receivables believes to be reliable, but CarMax Auto Receivables assumes no responsibility for its accuracy.

Definitive Securities

      The offered securities will be issued in fully registered, certificated form to the beneficial owners of the offered securities or their respective nominees, rather than to DTC or its nominee, only if:

      o the owner trustee or the indenture trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the offered securities and the owner trustee or the indenture trustee, as applicable, is unable to locate a qualified successor;

      o the owner trustee or the indenture trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC; or

      o after the occurrence of an event of servicing termination under the sale and servicing agreement or an event of default under the indenture, as applicable, the beneficial owners of the offered securities representing at least a majority of the outstanding principal amount of the applicable offered securities advise the owner trustee or the indenture trustee, as applicable, through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the offered securities.

      Upon the occurrence of any of the events described in the preceding paragraph, the owner trustee or the indenture trustee, as applicable, will be required to notify the applicable beneficial owners of the offered securities, through organizations participating in DTC, of the availability of fully registered, certificated securities. Upon surrender by DTC of the certificates representing the offered securities and the receipt of instructions for re-registration, the owner trustee or the indenture trustee, as applicable, will issue fully registered, certificated securities to the beneficial owners of the offered securities. Each payment of interest and principal on each fully registered, certificated security will be made by the owner trustee or the indenture trustee, as applicable, on each Payment Date directly to the holder in whose name that security was registered at the close of business on the preceding Record Date; provided, however, that the final payment on any fully registered, certificated security will be made only upon presentation and surrender of that security at the office or agency specified in the notice of final distribution mailed to the securityholders.

      Each security issued in fully registered, certificated form will be transferable and exchangeable at the offices of the owner trustee or the indenture trustee, as applicable, or any security registrar appointed by the owner trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee or the indenture trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

                             COLLECTIONS AND PAYMENTS

The Trust Accounts

      The servicer will establish and maintain the following accounts:

      o the collection account, an account in the name of the indenture trustee, for the benefit of the noteholders, the certificateholders, the servicer [and the insurer], into which all payments made on or in respect of the contracts and certain amounts withdrawn from the reserve account or the yield supplement account [or paid under the insurance policy] will be deposited;

      o the note payment account, an account in the name of the indenture trustee, for the benefit of the noteholders, into which all amounts released from the collection account for payment to the noteholders will be deposited and from which all payments to the noteholders will be made; and

      o the certificate payment account, an account in the name of the owner trustee, for the benefit of the certificateholders, into which all amounts released from the collection account for payment to the certificateholders will be deposited and from which all payments to the certificateholders will be made.

      The servicer will also establish and maintain the reserve account and the yield supplement account. See "-- The Reserve Account" beginning on page 50 of this prospectus for a further discussion of the reserve account and "-- The Yield Supplement Account" beginning on page 51 of this prospectus for a further discussion of the yield supplement account.

      The amounts on deposit in the collection account will be invested by the indenture trustee in Eligible Investments. The collection account, the note payment account and the certificate payment account must be maintained as Eligible Deposit Accounts.

Advances by the Servicer

      The servicer will advance funds to cover 30 days of interest due on any contract that is more than 30 days delinquent at the end of any month. The servicer will make an advance only if it expects, in its sole discretion, to recover the amount of the advance from subsequent payments on the related contract. The servicer will deposit the amount of each advance in the collection account on or before the Determination Date following the end of the related month. The servicer will recover advances made with respect to any contract from subsequent payments on that contract or, if that contract becomes a Defaulted Contract or the servicer otherwise determines that the advances made with respect to that contract are unrecoverable, from amounts withdrawn from the reserve account or from payments received on or in respect of other contracts.

Payment Sources

      The servicer will deposit all amounts received on or in respect of the contracts, from whatever source, during each month into the collection account not later than two business days after receipt of those amounts; provided, however, that the servicer will not be required to deposit those amounts into the collection account until the business day preceding the following Payment Date at any time that and for so long as:

      o  CarMax Auto Superstores is the servicer;

      o no event of servicing termination shall have occurred and be continuing under the sale and servicing agreement; and

      o each other condition to making deposits less frequently than daily as may be specified by Moody's and Standard & Poor's has been satisfied.

      Amounts received on or in respect of the contracts may be invested by the servicer at its own risk and for its own benefit, pending deposit into the collection account, and will not be segregated from its own funds. The servicer may, in order to satisfy the monthly remittance requirements, obtain a letter of credit or other security for the benefit of the trust to secure timely remittances of collections on the contracts and payment of the aggregate purchase price for contracts purchased by the servicer.

      On or before each Determination Date, the servicer will determine the amount of Available Funds for the following Payment Date and the amount required to be paid to the servicer, the noteholders, the certificateholders [and the insurer] on that Payment Date. If the amount required to be paid on any Payment Date exceeds the amount of Available Funds for that Payment Date, all or a portion of that excess will be covered [first] through the withdrawal of funds from the reserve account [and then through a payment under the insurance policy]. See "--The Reserve Account" beginning on page 50 of this prospectus for a further discussion of the reserve account [and "Description of the Insurance Policy" beginning on page 57 of this prospectus for a further discussion of the insurance policy].

The Reserve Account

      The servicer will establish and maintain with the indenture trustee, for the benefit of the noteholders, the certificateholders, the servicer [and the insurer], a reserve account into which excess collections on the contracts will be deposited and from which amounts may be withdrawn to make required payments on the notes and the certificates. CarMax Auto Superstores will deposit $ in reserve account on the closing date. On each Payment Date, the servicer will deposit in the reserve account the amount, if any, by which the Available Funds for that Payment Date exceed the amount which the trust is required to pay on that Payment Date to the noteholders, the certificateholders, the servicer [and the insurer]. The amounts on deposit in the reserve account will be invested by the servicer in Eligible Investments. The reserve account must be maintained as an Eligible Deposit Account.

      On each Determination Date, the servicer will determine the Required Payment Amount [and the Insurance Payment Amount] for the following Payment Date. If [the sum of] the Required Payment Amount [and the Insurance Payment Amount] for any Payment Date exceeds the Available Funds for that Payment Date, the indenture trustee will withdraw the amount of that excess, up to the amount on deposit in the reserve account, from the reserve account and transfer the amount withdrawn to the collection account.

      If the amount on deposit in the reserve account on any Payment Date exceeds the Required Reserve Account Amount for that Payment Date, after giving effect to all required deposits to and withdrawals from the reserve account on that Payment Date, that excess will be paid to CarMax Auto Receivables. Any amount paid to CarMax Auto Receivables will no longer be an asset of the trust. On or after the termination of the trust, CarMax Auto Receivables will be entitled to receive any amounts remaining in the reserve account after all required payments to the servicer [and the insurer] are made and after the payment of expenses and distributions to the noteholders and the certificateholders.

      CarMax Auto Receivables intends for the amount on deposit in the reserve account to increase over time up to the Required Reserve Account Amount. CarMax Auto Receivables cannot assure you that the amount on deposit in the reserve account will increase to the Required Reserve Account Amount, however, or that the amount on deposit in the reserve account will be sufficient on any Payment Date to pay in full the Monthly Note Interest, Monthly Note Principal, Monthly Certificate Interest and Monthly Certificate Principal due on that Payment Date. If the amount on deposit in the reserve account is reduced to zero [and there is a default under the insurance policy], the trust's sole source of funds, other than the yield supplement account, will be payments received on or in respect of the contracts, including amounts recovered in connection with the repossession and sale of financed vehicles that secure Defaulted Contracts. In addition, because the market value of most motor vehicles declines with age and because of limitations on the manner in which motor vehicles may be repossessed and sold, the servicer may not recover the entire amount due on a Defaulted Contract if the related financed vehicle is repossessed and sold. If the amount on deposit in the reserve account is reduced to zero [and there is a default under the insurance policy], you could experience losses or payment delays with respect to your notes or your certificates. See "Material Legal Aspects of the Transaction -- Repossession of Vehicles" beginning on page 74 of this prospectus and "-- Notice of Sale; Redemption Rights" beginning on page 74 of this prospectus for a further discussion of the limitations on the manner in which motor vehicles may be repossessed and sold.

The Yield Supplement Account

      The servicer will establish and maintain with the indenture trustee, for the benefit of the noteholders, the certificateholders, the servicer [and the insurer], a yield supplement account from which amounts may be withdrawn to supplement the yield on contracts with annual percentage rates below a specified rate. On the closing date, CarMax Auto Superstores will deposit in the yield supplement account the Required Yield Supplement Account Amount as of the first Payment Date. On each Payment Date, the indenture trustee will withdraw from the yield supplement account and deposit in the collection account the Yield Supplement Amount for that Payment Date. The amounts on deposit in the yield supplement account will be invested by the servicer in Eligible Investments. The yield supplement account must be maintained as an Eligible Deposit Account.

      On each Determination Date, the servicer will calculate the Required Yield Supplement Account Amount as of the following Payment Date. If the amount on deposit in the yield supplement account on any Determination Date exceeds the Required Yield Supplement Account Amount as of the following Payment Date, that excess will be paid to CarMax Auto Superstores on that Determination Date.

      If CarMax Auto Superstores obtains a Yield Supplement Letter of Credit or enters into an alternative arrangement satisfactory to Moody's and Standard & Poor's which will not result in a downgrade or withdrawal of the ratings of the offered securities, the amount on deposit in the yield supplement account will be released to CarMax Auto Superstores and the Required Yield Supplement Account Amount will be reduced to zero. If the Required Yield Supplement Account Amount is reduced to zero, CarMax Auto Superstores will deposit in the yield supplement account on the business day preceding each Payment Date the Yield Supplement Amount for that Payment Date.

      The Yield Supplement Letter of Credit, if any, will be issued by a bank that has a debt rating sufficient to maintain the rating of the offered securities at the level at which they were initially rated by Moody's and Standard & Poor's. If the rating of the bank that issues any Yield Supplement Letter of Credit is reduced below the required rating and CarMax Auto Superstores does not obtain a suitable replacement Yield Supplement Letter of Credit or deposit the Required Yield Supplement Account Amount in the yield supplement account, the indenture trustee will draw the full amount available under the Yield Supplement Letter of Credit and deposit the amount drawn in the yield supplement account.

Subordination of the Certificates

      The certificateholders will not be entitled to receive Monthly Certificate Interest on any Payment Date until the noteholders have received Monthly Note Interest on that Payment Date and will not be entitled to receive Monthly Certificate Principal on any Payment Date until the notes have been paid in full. If the notes have been declared immediately due and payable following the occurrence of an event of default under the indenture, the certificateholders will not be entitled to receive Monthly Certificate Interest until the notes have been paid in full. The subordination of the certificates is intended to enhance the likelihood that amounts owed on the notes will be paid in full.

Payment Date Distributions -- Collection Account

      On each Payment Date, the indenture trustee will apply or cause to be applied the Available Funds for that Payment Date, plus any amounts withdrawn from the reserve account [or, in the case of amounts to be applied other than in accordance with clause (1) below, paid under the insurance policy] on that Payment Date, to make the following payments in the following order of priority:

     (1) to the servicer, an amount equal to the aggregate amount of unreimbursed advances made by the servicer in respect of contracts that became Defaulted Contracts during the preceding month or that the servicer has otherwise determined to be unrecoverable;

     (2) to the servicer, the monthly servicing fee for the preceding month plus any overdue monthly servicing fees for previous months;

     (3) to the note payment account, the Monthly Note Interest for that Payment Date plus any overdue Monthly Note Interest for previous Payment Dates plus interest on any overdue Monthly Note Interest payable to any class of notes at the interest rate applicable to that class;

     (4) to the certificate payment account, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates plus interest on any overdue Monthly Certificate Interest at the interest rate applicable to the certificates;

     (5) to the note payment account, the Monthly Note Principal for that Payment Date;

     (6) to the certificate payment account, the Monthly Certificate Principal for that Payment Date;

     (7) [to the insurer, the premium payable under the insurance agreement for that Payment Date plus any overdue premiums payable under the insurance agreement for previous Payment Dates;]

     (8) to the servicer, the amount received on or in respect of contracts in respect of which the servicer has made an advance but for which the servicer has not been reimbursed in accordance with clause (1) above;

     (9) [to the insurer, the aggregate amount of any unreimbursed payments under the insurance policy, to the extent payable to the insurer under the insurance agreement, plus accrued interest on any unreimbursed payments under the insurance policy at the rate provided in the insurance agreement plus any other amounts due to the insurer under the insurance agreement;]

    (10) to the reserve account, the amount, if any, by which the Required Reserve Account Amount for that Payment Date exceeds the amount o deposit in the reserve account on that Payment Date after giving effect to all required withdrawals from the reserve account on that Payment Date;

    (11) to the note payment account, the Supplemental Note Principal for that Payment Date; and

    (12) to CarMax Auto Receivables, any remaining amount of Available
         Funds;

provided, however, that if the notes have been declared immediately due and payable following the occurrence of an event of default under the indenture:

      o the amount otherwise applied in accordance with clause (3) above shall be increased by an amount equal to the lesser of the remaining amount available to be applied on that Payment Date and the principal balance of the notes; and

      o no amount will be applied on that Payment Date in accordance with clause (5) above.

Payment Date Distributions -- Note Payment Account

      On each Payment Date preceding the date on which the notes are declared immediately due and payable following the occurrence of an event of default under the indenture, the indenture trustee will apply or cause to be applied the amount transferred to the note payment account on that Payment Date to make the following payments in the following order of priority:

     (1) to the holders of each class of notes, the portion of the Monthly Note Interest payable to that class for that Payment Date plus any overdue Monthly Note Interest payable to that class for previous Payment Dates plus interest on any overdue Monthly Note Interest payable to that class at the interest rate applicable to that class;

     (2) to the holders of the class A-1 notes, the Monthly Note Principal for that Payment Date plus the Supplemental Note Principal for that Payment Date until the class A-1 notes have been paid in full;

     (3) following payment in full of the class A-1 notes, to the holders of the class A-2 notes, the Monthly Note Principal for that Payment Date plus the Supplemental Note Principal for that Payment Date until the class A-2 notes have been paid in full;

     (4) following payment in full of the class A-2 notes, to the holders of the class A-3 notes, the Monthly Note Principal for that Payment Date plus the Supplemental Note Principal for that Payment Date until the class A-3 notes have been paid in full; and

     (5) following payment in full of the class A-3 notes, to the holders of the class A-4 notes, the Monthly Note Principal for that Payment Date plus the Supplemental Note Principal for that Payment Date until the class A-4 notes have been paid in full.

      If the amount on deposit in the note payment account on any Payment Date preceding the date on which the notes are declared immediately due and payable is less than the amount described in clause (1) above for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the aggregate amount of interest, including overdue interest, payable to that class on that Payment Date.

      On each Payment Date following the date on which the notes are declared immediately due and payable following the occurrence of an event of default under the indenture, the indenture trustee will apply or cause to be applied the amount transferred to the note payment account on that Payment Date to make the following payments in the following order of priority:

     (1) to the holders of each class of notes, the portion of the Monthly Note Interest payable to that class for that Payment Date plus any overdue Monthly Note Interest payable to that class for previous Payment Dates plus interest on any overdue Monthly Note Interest payable to that class at the interest rate applicable to that class; and

     (2) to the holders of each class of notes, the amount remaining on deposit in the note payment account on that Payment Date pro rata based on the outstanding principal balance of that class as of that Payment Date.

      If the amount on deposit in the note payment account on any Payment Date is less than the amount described in clause (1) above for that Payment Date, the available amount will be paid to the holders of each class of notes pro rata based on the aggregate amount of interest, including overdue interest, payable to that class on that Payment Date.


Payment Date Distributions -- Certificate Payment Account

      On each Payment Date, the owner trustee will apply or cause to be applied the amount transferred to the certificate payment account on that Payment Date to make the following payments in the following order of priority:

     (1) to the certificateholders, the Monthly Certificate Interest for that Payment Date plus any overdue Monthly Certificate Interest for previous Payment Dates plus interest on any overdue Monthly Certificate Interest at the interest rate applicable to the certificates; and

     (2) to the certificateholders, the Monthly Certificate Principal for that Payment Date until the certificates have been paid in full.

      As an administrative convenience, the servicer will be permitted to deposit the amounts received on or in respect of the contracts and the aggregate advances for or with respect to any month net of distributions to be made to the servicer on the following Payment Date. The servicer will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders, however, as if all deposits and distributions were made individually.

Application of Collection and Payment Provisions to First Payment Date

      The following chart describes the application of the collection and
payment provisions to the first Payment Date on         , 1999:

               , 1999 The servicer receives monthly payments, prepayments and other amounts in respect of the contracts and deposits them in the collection account. The servicer may deduct the monthly servicing fee and all advance reimbursements to be received on the following Payment Date from these deposits.

               , 1999
(Determination Date)    On or before this date, the servicer delivers a
                        certified report to the indenture trustee and the owner trustee setting forth the amounts to be distributed on the following Payment Date and the amount of any deficiencies. [If necessary, the indenture trustee notifies the insurer of any payments required under the insurance policy.]

               , 1999
     (Record Date)      Distributions on the following Payment Date are made to
                        noteholders and certificateholders of record at the close of business on this date.

               , 1999
      (Payment Date)    The indenture trustee applies Available Funds to make
                        all required payments to the servicer [and the insurer]
                        and to make all required deposits to the note payment
                        account and the certificate payment account.  If
                        Available Funds are not sufficient to make various
                        required payments, the indenture trustee withdraws funds
                        from the reserve account, up to the amount on deposit in
                        the reserve account, to cover the deficiency.   [If
                        Available Funds and withdrawals from the reserve account are not sufficient to pay the monthly servicing fee, Monthly Note Interest, Monthly Note Principal, [Monthly
                        Certificate Interest
                        and Monthly Certificate Principal] in full, the insurer makes a payment under the insurance policy to cover the deficiency.] The indenture trustee applies amounts on deposit in the note payment account to make all required payments to the noteholders. The owner trustee applies amounts on deposit in the certificate payment account to make all required payments to the certificateholders.

Statements to Noteholders

      On or before each Payment Date, the servicer will prepare and forward to the indenture trustee a statement, to be included with the payment to be made to each noteholder on that Payment Date, setting forth for that Payment Date or the preceding month, as applicable, the following information:

      o the amount of that payment allocable to Monthly Note Interest for that Payment Date, overdue Monthly Note Interest for previous Payment Dates and interest on overdue Monthly Note Interest, in each case for each class of notes;

      o the aggregate amount for each class of notes of Monthly Note Interest for that Payment Date and overdue Monthly Note Interest for previous Payment Dates due but not paid on that Payment Date;

      o the amount of that payment allocable to Monthly Note Principal for that Payment Date for each class of notes;

      o the amount of that payment allocable to Supplemental Note Principal for that Payment Date for each class of notes;

      o  the monthly servicing fee payable to the servicer for that month;

      o  the Yield Supplement Amount for that Payment Date;

      o the outstanding principal balance and the pool factor for each class of notes as of that Payment Date and the principal balance of the notes as of that Payment Date, in each case after giving effect to all payments of Monthly Note Principal and Supplemental Note Principal made on that Payment Date;

      o the principal balance of the contracts as of the last day of that month;

      o the amount on deposit in the reserve account, after giving effect to all required deposits to and withdrawals from the reserve account on that Payment Date;

      o the amount on deposit in the yield supplement account, after giving effect to all required deposits to and withdrawals from the yield supplement account on that Payment Date;

      o the aggregate purchase price for contracts repurchased by CarMax Auto Receivables or purchased by the servicer during that month;

      o the number and aggregate principal balance of contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of that month; and

      o  the net losses on the contracts for that month.

      In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the indenture trustee will mail to each person who was a registered noteholder at any time during that calendar year a statement containing information to be used by that person in preparing its federal income tax returns.



Statements to Certificateholders

      On or before each Payment Date, the servicer will prepare and forward to the owner trustee a statement, to be included with the payment to be made to each certificateholder on that Payment Date, setting forth for that Payment Date or the preceding month, as applicable, the following information:

      o the amount of that payment allocable to Monthly Certificate Interest for that Payment Date, overdue Monthly Certificate Interest for previous Payment Dates and interest on overdue Monthly Certificate Interest;

      o the aggregate amount of Monthly Certificate Interest for that Payment Date and overdue Monthly Certificate Interest for previous Payment Dates due but not paid on that Payment Date;

      o the amount of that payment allocable to Monthly Certificate Principal for that Payment Date;

      o  the monthly servicing fee payable to the servicer for that month;

      o  the Yield Supplement Amount for that Payment Date;

      o the principal balance of the certificates and the certificate pool factor as of that Payment Date, in each case after giving effect to all payments of Monthly Certificate Principal made on that Payment Date;

      o the principal balance of the contracts as of the last day of that month;

      o the amount on deposit in the reserve account, after giving effect to all required deposits to and withdrawals from the reserve account on that Payment Date;

      o the amount on deposit in the yield supplement account, after giving effect to all required deposits to and withdrawals from the yield supplement account on that Payment Date;

      o the aggregate purchase price for contracts repurchased by CarMax Auto Receivables or purchased by the servicer during that month;

      o the number and aggregate principal balance of contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of that month; and

      o  the net losses on the contracts for that month.

      In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the owner trustee will mail to each person who was a registered certificateholder at any time during that calendar year a statement containing information to be used by that person in preparing its federal income tax returns.

                           [DESCRIPTION OF THE INSURER]



                      [DESCRIPTION OF THE INSURANCE POLICY]

      [On the closing date,             , as insurer, will issue an insurance
policy for the benefit of the noteholders [and the certificateholders] under which the insurer will unconditionally and irrevocably guarantee the payment of the monthly servicing fee, Monthly Note Interest, Monthly Note Principal, [Monthly Certificate Interest and Monthly Certificate Principal] for each Payment Date. The insurer will pay any amount payable under the insurance policy no later than 12:00 noon, Eastern Time, on the later of the related Payment Date and the second business day following receipt by the insurer of a notice specifying the Policy Claim Amount for that Payment Date. All amounts paid under the insurance policy will be deposited in the collection account. The insurance policy will be issued under an insurance and reimbursement agreement among CarMax Auto Receivables, CarMax Auto Superstores, in its individual capacity and as servicer, and the insurer.

      The insurer will be entitled to receive amounts withdrawn from the reserve account and to receive the monthly premiums payable under the insurance agreement and various other amounts on each Payment Date, in each case as described under "-- Payment Date Distributions -- Collection Account" beginning on page 51 of this prospectus. The insurer will not be entitled to reimbursement of any amounts paid under the insurance policy from the noteholders [or the certificateholders]. The insurer will have no obligations to the noteholders, [the certificateholders], the indenture trustee [or the owner trustee] other than its obligations under the insurance policy.]

                            REPORTS TO SECURITYHOLDERS

      Unless and until the notes or the certificates, as applicable, are issued in fully registered, certificated form, the indenture trustee will provide monthly and annual statements concerning the trust and the offered securities to Cede, the nominee of DTC, as registered holder of the offered securities. These statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the offered securities may be obtained by contacting the servicer at CarMax Auto Superstores, Inc., c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department, telephone: (804) 527-4000. See "Registration of the Offered Securities -- Definitive Securities" beginning on page 48 of this prospectus for a further discussion of the limited circumstances under which the notes or the certificates will be issued in fully registered, certificated form.

                           DESCRIPTION OF THE INDENTURE

      The following summary describes the material terms of the indenture. A form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Events of Default

      The following events will constitute events of default under the indenture:

      o the trust shall fail to make any required interest payment on the notes and that failure shall continue unremedied for five business days;

      o the trust shall fail to make any required principal payment on the notes;

      o the trust shall fail to observe or perform any material covenant or agreement in the indenture and that failure shall continue unremedied for 60 days after written notice of that failure shall have been given to the trust by the indenture trustee [or the insurer] or to the trust and the indenture trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes;

      o any representation or warranty of the trust made in the indenture or in any certificate delivered under the indenture shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the trust by the indenture trustee [or the insurer] or to the trust and the indenture trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes;

      o an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the trust; or

      o  [a claim shall be made under the insurance policy];

[provided, however, that, unless an Insurer Default shall have occurred and be continuing, neither the indenture trustee nor the noteholders may declare an event of default under the indenture. If an Insurer Default shall not have occurred and be continuing, an event of default will occur under the indenture only upon delivery by the insurer to the indenture trustee of notice that an event of default has occurred under the indenture].

Rights Upon Event of Default

      [If an event of default shall have occurred and be continuing under the indenture and an Insurer Default shall not have occurred and be continuing, the insurer may declare the principal of the notes to be immediately due and payable and cause the indenture trustee to sell the property of the trust in whole or in part and to distribute the proceeds of that sale in accordance with the indenture. The insurer may not, however, cause the indenture trustee to sell the property of the trust in whole or in part following an event of default under the indenture if the proceeds of that sale would not be sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes [and the certificates] unless the event of default arose from a claim being made under the insurance policy or from an event of bankruptcy, insolvency, receivership or liquidation with respect to the trust. If an event of default shall have occurred and be continuing under the indenture, the indenture trustee [and the owner trustee] will continue to submit claims under the insurance policy for any shortfalls in amounts available to make required payments on the notes [or the certificates]. If an event of default shall have occurred and be continuing under the indenture and an Insurer Default shall not have occurred and be continuing, the insurer, at its option, may elect to prepay all or any portion of the principal amount of and accrued but unpaid interest on the notes [and, if the notes have been paid in full, the certificates].]

      If an event of default shall have occurred and be continuing under the indenture [, other than an event of default arising solely as a result of a claim being made under the insurance policy, and an Insurer Default shall have occurred and be continuing], the indenture trustee or the holders of notes evidencing not less than 66-2/3% of the principal balance of the notes may declare the notes to be immediately due and payable. Any declaration of acceleration may be rescinded by the holders of notes evidencing not less than 66-2/3% of the principal balance of the notes at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if the trust has deposited with the indenture trustee an amount sufficient to pay all principal of and interest on the notes as if the event of default giving rise to the declaration of acceleration had not occurred and all events of default under the indenture, other than the nonpayment of principal of the notes that has become due solely as a result of the acceleration, have been cured or waived.

      If the notes have been declared due and payable following an event of default under the indenture, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the trust, or elect to maintain the property of the trust and continue to apply proceeds from the property of the trust as if there had been no declaration of acceleration. The indenture trustee may not, however, sell the property of the trust following an event of default under the indenture, other than a default for five or more business days in the payment of interest on the notes or a default in the payment of principal of the notes, unless:

      o  100% of the noteholders consent to the sale;

      o the proceeds of the sale are sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes; or

      o the indenture trustee determines that the property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes evidencing not less than 66-2/3% of the principal balance of the notes to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the trust to pay principal of and interest on the notes on an ongoing basis.

      If the property of the trust is sold at the direction of the indenture trustee or the noteholders under the circumstances described in the preceding paragraph, the indenture trustee will apply or cause to be applied the proceeds of that sale to make the following payments in the following order of priority:

     (1) to the indenture trustee, all amounts due as compensation or indemnity payments under the terms of the indenture;

     (2) to the servicer, all accrued but unpaid monthly servicing fees;

     (3) to the noteholders, all accrued but unpaid interest on the notes;

     (4) to the noteholders, the principal balance of the notes;

     (5) to the certificateholders, all accrued but unpaid interest on the certificates; and

     (6) to the certificateholders, the principal balance of the certificates.

      Any remaining amounts will be distributed [first, to the insurer for amounts due under the insurance agreement and then] to CarMax Auto Receivables.

      If an event of default shall have occurred and be continuing under the indenture, subject to the provisions of the indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.

Waiver of Past Defaults

      The [insurer, if an Insurer Default shall not have occurred and be continuing, or the] holders of notes evidencing not less than 51% of the principal balance of the notes [, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing,] may, on behalf of all noteholders, waive any past default or event of default under the indenture prior to the acceleration of the maturity of the notes, other than a default in payment of principal of or interest on any of the notes or in respect of any covenant or other provision in the indenture that cannot be modified or amended without the unanimous consent of the noteholders.

Covenants

      The trust will not:

      o except as expressly permitted by the purchase agreement, the trust agreement, the sale and servicing agreement or the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

      o claim any credit on or make any deduction from the interest or principal payable in respect of the notes or the certificates, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes or the certificates because of the payment of taxes levied or assessed upon the trust;

      o  dissolve or liquidate in whole or in part;

      o  permit the validity or effectiveness of the indenture to be impaired;

      o permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

      o permit the creation of any lien with respect to any of the assets of the trust, other than the lien of the indenture and except for tax liens, mechanics' liens and other liens arising by operation of law;

      o permit the lien of the indenture not to constitute a valid, first priority security interest in the assets of the trust, except for tax liens, mechanics' liens or other liens arising by operation of law;

      o engage in any activities other than financing, acquiring, owning, pledging and managing the contracts as contemplated by the purchase agreement, the trust agreement, the sale and servicing agreement and the indenture and activities incidental to those activities; or

      o incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes or indebtedness otherwise permitted by the purchase agreement, the trust agreement, the sale and servicing agreement or the indenture.

Replacement of Indenture Trustee

      The [insurer, if an Insurer Default shall not have occurred and be continuing, or the] holders of notes evidencing not less than 51% of the principal balance of the notes [, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing,] may remove the indenture trustee without cause by notifying the indenture trustee and the trust of that removal and, following that removal, may appoint a successor indenture trustee. Any successor indenture trustee must at all times satisfy the requirements of
Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by Moody's and Standard & Poor's or otherwise acceptable to Moody's and Standard & Poor's.

      The indenture trustee may resign at any time by notifying the trust and the noteholders of that resignation. The trust will be required to remove the indenture trustee if the indenture trustee:

      o  ceases to be eligible to continue as the trustee under the indenture;

      o  is adjudged to be bankrupt or insolvent;

      o  comes under the charge of a receiver or other public officer; or

      o  otherwise becomes incapable of acting.

      Upon the resignation or required removal of the indenture trustee, or the failure of the noteholders to appoint a successor trustee following the removal of the indenture trustee without cause, the trust [, with the consent of the insurer if an Insurer Default shall not have occurred and be continuing,] will be required promptly to appoint a successor trustee under the indenture.

Duties of Indenture Trustee

      Except upon the occurrence and during the continuation of an event of default under the indenture, the indenture trustee:

      o will perform those duties and only those duties that are specifically set forth in the indenture;

      o may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed in those certificates or opinions; and

      o will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

      Upon the occurrence and during the continuation of an event of default under the indenture, the indenture trustee will be required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

Compensation; Indemnification

      The trust will pay to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses, advances and disbursements reasonably incurred and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the performance of its duties under the indenture. The indenture trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable:

      o for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

      o for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the indenture; or

      o for interest on any money received by it except as the indenture trustee and the trust may agree in writing.

      The indenture trustee will not be deemed to have knowledge of any event of default under the indenture unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the indenture.

Access to Noteholder List

      If the notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the trust will furnish or cause to be furnished to the indenture trustee, within five days after each Record Date, a list of the names and addresses of the noteholders as of that Record Date. In addition, if the notes are issued in fully registered, certificated form and the indenture trustee is not the registrar for the notes, the trust will furnish or cause to be furnished to the indenture trustee, within 20 days after receipt by the indenture trustee of a written request for a list of the names and addresses of the noteholders, a list of the names and addresses of the noteholders as of a date not more than ten days before the date that list is furnished.

Annual Compliance Statement; Annual Report

      The trust will file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture. The indenture trustee will mail annually to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any material indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by the indenture trustee that materially affects the notes and that has not previously been reported.

Satisfaction and Discharge of Indenture

      The indenture will be discharged with respect to the collateral securing the notes:

      o upon delivery to the indenture trustee for calcellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the notes;

      o upon delivery to the indenture trustee of an officer's certificate and an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been satisfied; and

      o upon delivery to the indenture trustee of an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, to the effect that the satisfaction and discharge of the indenture will not cause any noteholder to be treated as having sold or exchanged its notes for purposes of Section 1001 of the Internal Revenue Code.

Modification of Indenture

      The owner trustee, on behalf of the trust, and the indenture trustee may, without the consent of the noteholders [but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing], with prior written notice to Moody's and Standard & Poor's, enter into one or more supplemental indentures for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision of the indenture which may be inconsistent with any other provision of the indenture or making any other provision with respect to matters or questions arising under the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that:

      o the proposed action will not, as evidenced by an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, materially adversely affect the interests of any noteholder or, as confirmed by Moody's and Standard & Poor's, cause the then current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

      o an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, is delivered to the effect that the proposed action will not materially adversely affect the taxation of any note or certificate, or any noteholder or certificateholder, or adversely affect the tax status of the trust.

      The owner trustee, on behalf of the trust, and the indenture trustee may, with the consent of the holders of notes evidencing not less than 51% of the principal balance of the notes [and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing], with prior written notice to Moody's and Standard & Poor's, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided, however, that:

      o the proposed action will not, as evidenced by an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, materially adversely affect the interests of any noteholder or, as confirmed by Moody's and Standard & Poor's, cause the then current rating assigned to any class of notes to be withdrawn, reduced or qualified; and

      o an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, is delivered to the effect that the proposed action will not materially adversely affect the taxation of any note or certificate, or any noteholder or certificateholder, or adversely affect the tax status of the trust; and, provided further, that no supplemental indenture may, without the consent of all noteholders affected by that supplemental indenture:

      o change the final Payment Date for any class of notes or the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified for any note or the redemption price with respect to any note, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the trust to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

      o impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment;

      o reduce the percentage of the principal balance of the notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with the provisions of the indenture or of the defaults under the indenture and their consequences as provided in the indenture;

      o modify or alter the provisions of the indenture regarding the voting of notes held by the trust, CarMax Auto Receivables, the servicer, an affiliate of any of them or any obligor on the notes;

      o reduce the percentage of the principal balance of the notes the consent of the holders of which is required to direct the indenture trustee to sell the assets of the trust if the proceeds of that sale would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the notes and the certificates;

      o modify any provision of the indenture specifying a percentage of the principal balance of the notes necessary to amend the indenture, the trust agreement or the sale and servicing agreement except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture, the trust agreement or the sale and servicing agreement cannot be modified or waived without the consent of the holders of each outstanding note affected by the modification or waiver;

      o modify any provisions of the indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any Payment Date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive any noteholder of the security afforded by the lien of the indenture.

Administration Agreement

      CarMax Auto Receivables, as administrator, the owner trustee, on behalf of the trust, and the indenture trustee will enter into an administration agreement under which the administrator will agree to provide notices and to perform other obligations under the indenture. The administrator will be entitled to a monthly administrative fee as compensation for the performance of its obligations under the administration agreement, which fee will be paid by the servicer. A form of the administration agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

                        DESCRIPTION OF THE TRUST AGREEMENT

      The following summary describes the material terms of the trust agreement. A form of the trust agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Formation of Trust; Issuance of Certificates

      On the closing date, CarMax Auto Receivables will form the trust and appoint the owner trustee as trustee of the trust. The owner trustee will, concurrently with the transfer of the contracts to the trust under the sale and servicing agreement, issue the certificates.

Replacement of Owner Trustee

      The owner trustee may resign at any time by notifying the administrator of that resignation. The administrator may remove the owner trustee if the owner trustee:

      o ceases to be eligible to continue as the trustee under the trust agreement;

      o  is adjudged to be bankrupt or insolvent;

      o  comes under the charge of a receiver or other public officer; or

      o  otherwise becomes incapable of acting.

      Upon the resignation or removal of the owner trustee, the administrator will be required promptly to appoint a successor trustee under the trust agreement.

Duties of Owner Trustee

      The owner trustee will agree to administer the trust in the interest of the certificateholders, subject to the lien of the indenture, and in accordance with the provisions of the trust agreement. The owner trustee will not be required to take any action that it has reasonably determined is likely to result in liability on the part of the owner trustee or that is contrary to the terms of the trust agreement or applicable law. The owner trustee will not be liable for any error of judgment made in good faith by a responsible officer of the owner trustee, unless it is proved that the owner trustee was negligent in ascertaining the pertinent facts, and will not be liable with respect to any action taken or omitted to be taken in good faith by the owner trustee in accordance with the provisions of the trust agreement at the instructions of the certificateholders, the indenture trustee, CarMax Auto Receivables, the administrator or the servicer.

Compensation; Indemnification

      CarMax Auto Receivables will pay to the owner trustee from time to time reasonable compensation for its services, reimburse the owner trustee for all expenses, advances and disbursements reasonably incurred and indemnify the owner trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys' fees, incurred by it in connection with the performance of its duties under the indenture. The owner trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the owner trustee will not be liable:

      o for any error of judgment made by it in good faith unless it is proved that the owner trustee was negligent in ascertaining the pertinent facts;

      o for any action it takes or omits to take in good faith in accordance with directions received by it from the certificateholders, the indenture trustee, CarMax Auto Receivables, the administrator or the servicer;

      o for indebtedness evidenced by or arising under the trust agreement or any of the related documents, including the principal of or interest on the notes or the certificates; or

      o for the default or misconduct of the servicer, the administrator, CarMax Auto Receivables or the indenture trustee.

Termination of Trust

      The trust agreement and the trust will terminate and be of no further force or effect:

      o upon the payment to the noteholders and the certificateholders of all amounts required to be paid to them under the purchase agreement, the trust agreement, the sale and servicing agreement and the indenture; or

      o on the payment date following the month which is one year after the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the trust.

Amendment of Trust Agreement

      The owner trustee, on behalf of the trust, and CarMax Auto Receivables may, without the consent of the noteholders or the certificateholders [but with the consent of the insurer if an Insurer Default shall not have occurred and be continuing], with prior written notice to Moody's and Standard & Poor's, amend the trust agreement for the purpose of curing any ambiguity, correcting or supplementing any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement; provided, however, that:

      o the proposed action will not, as evidenced by an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, materially adversely affect the interests of any noteholder or certificateholder or, as confirmed by Moody's and Standard & Poor's, cause the then current rating assigned to any class of notes or to the certificates to be withdrawn, reduced or qualified; and

      o an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, is delivered to the effect that the proposed action will not materially adversely affect the taxation of any note or certificate, or any noteholder or certificateholder, or adversely affect the tax status of the trust.

      The owner trustee, on behalf of the trust, and CarMax Auto Receivables may, with the consent of the holders of notes evidencing not less than 51% of the principal balance of the notes and the holders of certificates evidencing not less than 51% of principal balance of the certificates, [and with the consent of the insurer if an Insurer Default shall not have occurred and be continuing], with prior written notice to Moody's and Standard & Poor's, amend the trust agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, that:

      o the proposed action will not, as evidenced by an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, materially adversely affect the interests of any noteholder or certificateholder or, as confirmed by Moody's and Standard & Poor's, cause the then current rating assigned to any class of notes or to the certificates to be withdrawn, reduced or qualified; and

      o an opinion of counsel, which may be internal counsel to CarMax Auto Receivables or the servicer, is delivered to the effect that the proposed action will not materially adversely affect the taxation of any note or certificate, or any noteholder or certificateholder, or adversely affect the tax status of the trust; and, provided further, that no amendment may, without the consent of all noteholders and certificateholders affected by the amendment:

      o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the contracts or distributions that are required to be made on any note, or change the interest rate applicable to any class of notes, without the consent of all noteholders affected by the amendment;

      o reduce the percentage of the principal balance of the notes the consent of the holders of which is required for any amendment without the consent of all noteholders affected by the amendment; or

      o adversely affect the ratings assigned by Moody's or Standard & Poor's to any class of notes without the consent of the holders of notes evidencing not less than 66-2/3% of the principal balance of that class.

                      DESCRIPTION OF THE PURCHASE AGREEMENT
                       AND THE SALE AND SERVICING AGREEMENT

      The following summary describes the material terms of the purchase agreement and the sale and servicing agreement. A form of the purchase agreement and a form of the sale and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part.

Transfer of Contracts

      On the closing date, CarMax Auto Superstores will sell its entire right in the contracts, including its security interests in the financed vehicles, to CarMax Auto Receivables under the purchase agreement, and CarMax Auto Receivables will transfer its entire right in the contracts, including its security interests in the financed vehicles, to the trust under the sale and servicing agreement. Each contract will be identified in a schedule appearing as an exhibit to the purchase agreement and the sale and servicing agreement. The indenture trustee and the owner trustee will, concurrently with the transfer of the contracts to the trust, execute, authenticate and deliver the notes and the certificates to CarMax Auto Receivables in exchange for the contracts.

      In the purchase agreement, CarMax Auto Superstores will represent and warrant to CarMax Auto Receivables that:

      o the information provided by CarMax Auto Superstores with respect to the contracts is correct in all material respects;

      o each obligor under a contract has obtained or agreed to obtain and has agreed to maintain physical damage insurance covering the related financed vehicle in accordance with CarMax Auto Superstores' normal requirements;

      o as of the closing date, the contracts were free and clear of all security interests, liens, charges and encumbrances, other than the lien of CarMax Auto Receivables, and no offsets, defenses or counterclaims against CarMax Auto Superstores or CarMax Auto Receivables had been asserted or threatened with respect to the contracts;

      o as of the closing date, each contract was secured by a first perfected security interest in the related financed vehicle in favor of CarMax Auto Superstores, as registered lienholder, or CarMax Auto Superstores had taken all necessary action with respect to each contract to secure a first perfected security interest in the related financed vehicle; and

      o each contract complied in all material respects, as of the date on which it was originated and as of the closing date, with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

      CarMax Auto Superstores will agree under the purchase agreement to repurchase from CarMax Auto Receivables any contract as to which CarMax Auto Superstores has breached a representation or warranty if that breach materially and adversely affects the interest of CarMax Auto Receivables or its assignee in that contract and CarMax Auto Superstores has not cured that breach on or before the last day of the month following the discovery by or notice to CarMax Auto Superstores of that breach or, if CarMax Auto Superstores so elects, on or before the last day of the preceding month. Each contract to be repurchased by CarMax Auto Superstores must be repurchased on or before that last day for a price equal to the outstanding principal balance of that contract plus accrued interest on that balance at the applicable contract rate to the date of repurchase. CarMax Auto Receivables will assign to the trust under the sale and servicing agreement certain of its rights under the purchase agreement, including its right to cause CarMax Auto Superstores to repurchase contracts as to which there has been a breach of a representation or warranty. The repurchase obligation of CarMax Auto Superstores under the purchase agreement, as assigned to the trust under the sale and servicing agreement, will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breach of a representation or warranty contained in the purchase agreement.

Servicing Procedures

      The servicer will agree under the sale and servicing agreement to service, manage, maintain custody of and collect amounts due under the contracts. The servicer will agree to make reasonable efforts to collect all payments due under the contracts and will, consistent with the sale and servicing agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts that it owns or services for others. The servicer will continue to follow its normal collection practices and procedures as it deems necessary or advisable to realize upon any contracts with respect to which the servicer determines that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing any contract at a public or private sale or take any other action permitted by applicable law.

      The servicer may, in its sole discretion but consistent with its normal practices and procedures, extend or modify the payment schedule applicable to any contract; provided, however, that if the extension of a payment schedule causes a contract to remain outstanding on the final scheduled Payment Date for the certificates, the servicer will agree under the sale and servicing agreement to purchase that contract as of the last day of the month preceding that final scheduled Payment Date. The purchase obligation of the servicer under the sale and servicing agreement will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee for any extension of a payment schedule that causes a contract to remain outstanding on the final scheduled Payment Date for the certificates.

Servicing Compensation

      The servicer will be entitled to receive a monthly fee for servicing the contracts. The monthly servicing fee for any month will equal the product of one-twelfth of 1.00% per annum and the principal balance of the contracts as of the first day of that month. The servicer will also collect and retain any late fees, prepayment charges, other administrative fees or other similar charges allowed by applicable law with respect to the contracts and will be entitled to reimbursement from the trust for various liabilities.

      The monthly servicing fee will compensate the servicer for performing the functions of a third-party servicer of motor vehicle retail installment sale contracts as agent for the trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the contracts, investigating delinquencies, sending payment coupons to obligors and overseeing collateral in cases of obligor default. The monthly servicing fee will also compensate the servicer for administering the contract pool, including accounting for collections, furnishing monthly and annual statements to the indenture trustee and the owner trustee with respect to distributions and generating federal income tax information for the trust and for the noteholders and the certificateholders. The monthly servicing fee also will reimburse the servicer for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the contract pool.

Evidence of Compliance

      The sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and the owner trustee a statement as to compliance by the servicer during the preceding twelve months with applicable standards relating to the servicing of the contracts. The sale and servicing agreement will also provide for delivery to the indenture trustee and the owner trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any obligation, describing that default. The servicer will agree to give the indenture trustee and the owner trustee notice of the occurrence of an event of servicing termination under the sale and servicing agreement. Copies of these statements and certificates may be obtained by the noteholders and the certificateholders by a request in writing addressed to the indenture trustee at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance, or to the owner trustee at One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801-7475, Attention:
Corporate Trust Department.

Resignation; Merger or Consolidation

      The sale and servicing agreement will provide that CarMax Auto Superstores may not resign from its obligations and duties as servicer except upon a determination that its performance of its duties as servicer is no longer permissible under applicable law. Any resignation by CarMax Auto Superstores will become effective only when the indenture trustee or a successor servicer has assumed CarMax Auto Superstores' servicing obligations and duties under the sale and servicing agreement.

      Any corporation or other entity into which CarMax Auto Superstores may be merged or consolidated, or any corporation or other entity resulting from any merger or consolidation to which CarMax Auto Superstores is a party, or any corporation or other entity succeeding to the motor vehicle financing and contract servicing business of CarMax Auto Superstores, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under the sale and servicing agreement.

Limitation on Liability

      The sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust, the noteholders or the certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any of its directors, officers, employees or agents will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Events of Servicing Termination

      The following events will constitute events of servicing termination under the sale and servicing agreement:

      o the servicer shall fail to make any required payment or deposit under the sale and servicing agreement and that failure shall continue unremedied beyond the earlier of five business days following the date that payment or deposit was due and, in the case of a payment or deposit to be made no later than a Payment Date, that Payment Date;

      o the servicer shall fail to deliver to the indenture trustee or the owner trustee, as applicable, the monthly report relating to the payment of amounts on deposit in the collection account, the note payment account or the certificate payment account and that failure shall continue unremedied beyond the earlier of three business days following the date that report was due and the related Payment Date;

      o the servicer shall fail duly to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement and that failure shall materially and adversely affect the rights of the noteholders or the certificateholders and shall continue unremedied for 60 days after written notice of that failure shall have been given to the servicer by the indenture trustee or the owner trustee [or the insurer] or to the servicer and to the indenture trustee and the owner trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes or, if the notes have been paid in full, by the holders of certificates evidencing not less than 25% of the principal balance of the certificates;

      o any representation or warranty of the servicer made in the sale and servicing agreement or in any certificate delivered under the sale and servicing agreement, other than any representation or warranty relating to a contract that has been purchased by the servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the servicer, as applicable, by the indenture trustee or the owner trustee [or the insurer] or to the servicer and to the indenture trustee and the owner trustee by the holders of notes evidencing not less than 25% of the principal balance of the notes or, if the notes have been paid in full, by the holders of certificates evidencing not less than 25% of the principal balance of the certificates; and

      o an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the servicer.

Rights Upon Event of Servicing Termination

      If an event of servicing termination shall have occurred and be continuing under the sale and servicing agreement, the indenture trustee or the owner trustee, upon direction to do so by [the insurer, unless an Insurer Default shall have occurred and be continuing, or] the holders of notes evidencing not less than 51% of the principal balance of the notes or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the principal balance of the certificates, may terminate all of the rights and obligations of the servicer under the sale and servicing agreement, whereupon the indenture trustee or a successor servicer appointed by [the insurer or, with the consent of the insurer,] the indenture trustee or the owner trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no event of servicing termination other than that appointment has occurred and is continuing under the sale and servicing agreement, that trustee or similar official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders from effecting a transfer of servicing. If the indenture trustee is unwilling or unable to act as successor servicer, [the insurer or, with the consent of the insurer,] the indenture trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer with assets of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The indenture trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement.

      [The insurer will also be entitled to appoint a successor servicer and to redirect payments made on or in respect of the contracts to the indenture trustee upon the occurrence of various additional events involving a failure of performance by the servicer or a material misrepresentation made by the servicer under the insurance agreement.]

Waiver of Past Defaults

      The holders of notes evidencing not less than 51% of the principal balance of the notes or, if the notes have been paid in full, the holders of certificates evidencing not less than 51% of the principal balance of the certificates may, on behalf of all noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and all consequences of that default, except a default in making any required deposits to or payments from the collection account, the note payment account, the certificate payment account, the yield supplement account or the reserve account in accordance with the sale and servicing agreement [; provided, however, that the provisions of the sale and servicing agreement cannot be waived without the consent of the insurer if the waiver would reasonably be expected to have a materially adverse effect upon the rights of the insurer.] No waiver of a default by the servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of the noteholders, the certificateholders [or the insurer] with respect to subsequent events of servicing termination under the sale and servicing agreement.

      [Unless an Insurer Default shall have occurred and be continuing, the insurer may, on behalf of the securityholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and all consequences of that default.]

Amendment of the Sale and Servicing Agreement

      The sale and servicing agreement may be amended from time to time by CarMax Auto Receivables, the servicer and the owner trustee, with the consent of the indenture trustee, but without the consent of the noteholders or the certificateholders, to cure any ambiguity, to correct or supplement any provision in the sale and servicing agreement that may be inconsistent with any other provisions in the sale and servicing agreement or to add, change or eliminate any other provisions with respect to matters or questions arising under the sale and servicing agreement that are not inconsistent with the provisions of the sale and servicing agreement; provided, however, that no amendment to the sale and servicing agreement may materially and adversely affect the interests of any noteholder or any certificateholder. Any amendment shall be deemed not to materially and adversely affect the interests of any noteholder or certificateholder if the person requesting the amendment obtains letters from Moody's and Standard & Poor's to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the notes or the certificates by Moody's and Standard & Poor's or an opinion of counsel satisfactory to the indenture trustee to that effect.

      The sale and servicing agreement may also be amended from time to time by CarMax Auto Receivables, the servicer and the owner trustee, with the consent of the indenture trustee, the consent of the holders of notes evidencing not less than 51% of the principal balance of the notes and the holders of certificates evidencing not less than 51% of the principal balance of the certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, that no amendment may, without the consent of the holders of all of the outstanding notes:

      o increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the contracts or distributions that are required to be made for the benefit of the noteholders or the certificateholders or change the interest rate applicable to any class of notes, the interest rate applicable to the certificates or the Required Reserve Account Amount, without the consent of all adversely affected noteholders or certificateholders;

      o reduce the percentage of the principal balance of the notes or the principal balance of the certificates that is required to consent to any amendment to the sale and servicing agreement without the consent of all adversely affected noteholders or certificateholders; or

      o adversely affect the rating of any class of notes or the certificates without the consent of the holders of notes evidencing not less than 66 2/3% of the principal balance of the notes or the holders of certificates evidencing not less than 66 2/3% of the principal balance of the certificates, as applicable.

      No amendment to the sale and servicing agreement will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the proposed amendment will not adversely affect the tax status of the trust. [No amendment to the sale and servicing agreement will be permitted without the consent of the insurer, unless an Insurer Default shall have occurred and be continuing, if the proposed amendment would reasonably be expected to have a materially adverse effect upon the rights of the insurer.]

Termination of the Trust

      The obligations of the servicer, CarMax Auto Receivables and the owner trustee under the sale and servicing agreement will terminate upon the earlier to occur of:

      o the maturity or other liquidation of the last contract in the contract pool and the disposition of any amounts received upon liquidation of any remaining contracts; and

      o the payment to the certificateholders of all amounts required to be paid to them under the sale and servicing agreement.

      In order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase all remaining contracts in the contract pool from the trust as of any Payment Date if the principal balance of the contracts as of the close of business on the last day of any previous month was 10% or less of the initial principal balance of the contracts; provided, however, that the purchase price paid by the servicer for the remaining contracts must equal or exceed the principal balance of the notes and the certificates as of the purchase date plus accrued but unpaid interest on that principal balance as of the purchase date. The exercise of this right will effect the early retirement of the notes and the certificates.

                    MATERIAL LEGAL ASPECTS OF THE TRANSACTION

Interest in Contracts

      The contracts constitute "chattel paper" under the Uniform Commercial Code. In most cases, a sale of chattel paper is treated under the UCC in a manner similar to a transaction creating a security interest in chattel paper. CarMax Auto Superstores and CarMax Auto Receivables will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of CarMax Auto Receivables and the trust, as the case may be, in the contracts.

      Under the sale and servicing agreement, the servicer will hold the contracts as custodian for the indenture trustee and the trust following the transfer of the contracts to the trust. CarMax Auto Receivables will take such action as is required to perfect the rights of the indenture trustee and the trust in the contracts. The contracts will not, however, be segregated or otherwise marked to reflect their transfer to the trust. If, through inadvertence or otherwise, a third party purchases or takes a security interest in the contracts for new value in the ordinary course of business and takes possession of the contracts without actual knowledge of the trust's interest, that purchaser or secured party will acquire an interest in the contracts that is superior to the interest of the trust.

      Under the sale and servicing agreement, the servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trust's interest in the contracts and the proceeds of the contracts.

Security Interest in Vehicles

      The contracts evidence the credit sale of motor vehicles. The contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the UCC. In most states, the perfection of a security interest in a motor vehicle is governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where CarMax Auto Superstores currently originates contracts, a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. In the case of the financed vehicles, the lien is or will be perfected in the name of CarMax Auto Superstores, as registered lienholder. The terms of each contract prohibit the sale or transfer of the related financed vehicle without the consent of the registered lienholder.

      On the closing date, CarMax Auto Superstores will assign its security interests in the financed vehicles to CarMax Auto Receivables under the purchase agreement and CarMax Auto Receivables will assign its security interests in the financed vehicles to the trust under the sale and servicing agreement. To facilitate servicing and to reduce administrative burden and expense, the certificates of title for the financed vehicles will not be marked to reflect the security interests of CarMax Auto Receivables or the trust in the financed vehicles.

      In most states, an assignment of a security interest in a motor vehicle such as the assignment made under the sale and servicing agreement is effective to convey that security interest without amendment of any lien noted on the related certificate of title and the assignee succeeds by that assignment to the assignor's rights as secured party. In several states in which the contracts were originated, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in a motor vehicle. In those states in which a security interest in personal property is perfected by a central filing, however, the related UCC provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. An official comment to the UCC states that this rule should control a security interest in a motor vehicle which is perfected by the notation of the lien on the related certificate of title. Although the comment does not have the force of law, official comments are typically given substantial weight by the courts.

      The other states in which the contracts were originated have statutory provisions that address or could be interpreted as addressing assignments. In general, however, these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

      By not identifying the trust as the secured party on the certificates of title for the financed vehicles, the security interests of the trust in the financed vehicles could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or the registered lienholder, or administrative error by state or local agencies, the notation of CarMax Auto Superstores' lien on the certificates of title should be sufficient to protect the trust against the rights of a subsequent purchaser of a financed vehicle or a subsequent lender who takes a security interest in a financed vehicle. If there are any financed vehicles as to which CarMax Auto Superstores has failed to obtain a perfected security interest, the security interest of CarMax Auto Superstores would be subordinate to, among others, subsequent purchasers of those financed vehicles and holders of perfected security interests in those financed vehicles. Any failure to obtain a perfected security interest would constitute a breach of a representation and warranty under the purchase agreement and would create an obligation of CarMax Auto Superstores to repurchase the related contract, unless the breach were cured in a timely manner. See "Description of the Purchase Agreement and the Sale and Servicing Agreement -- Transfer of Contracts" beginning on page 67 of this prospectus for a further discussion of the representations and warranties made by CarMax Auto Superstores in the purchase agreement.

      Under the laws of most states, including most of the states in which the contracts have been originated, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a state other than the state which issued the related certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Because CarMax Auto Superstores will have its lien noted on the certificates of title for the financed vehicles and the servicer will retain possession of the certificates of title issued by most states in which contracts were originated, the servicer would ordinarily learn of an attempt to re-register a financed vehicle. As a result, the trust would ordinarily have the opportunity to re-perfect its security interest in the financed vehicle in the new state. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

      In the ordinary course of servicing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, the servicer must surrender possession of the related certificate of title or will receive notice of the sale as a result of the notation of CarMax Auto Superstores' lien on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the sale and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the financed vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a security interest in the motor vehicle, even if that security interest is perfected. In some states, a perfected security interest in a motor vehicle may take priority over liens for repairs.

      CarMax Auto Superstores will represent and warrant in the purchase agreement and the sale and servicing agreement that, as of the date of issuance of the notes and the certificates, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle, other than tax liens, mechanics' liens and other liens that arise by operation of law. CarMax Auto Superstores is not required to give notice to the indenture trustee or the owner trustee, or to the noteholders or the certificateholders, if a tax lien, mechanics' lien or other permitted lien arises with respect to a financed vehicle during the term of a contract.

Repossession of Vehicles

      If an obligor defaults under a motor vehicle retail installment sale contract, the holder of that contract has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which contracts have been originated as long as the repossession can be accomplished without a breach of the peace. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court prior to initiating repossession. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

      If an obligor defaults under a motor vehicle retail installment sale contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In most states, this right of reinstatement may be exercised on a limited number of occasions during any one-year period.

      The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and the date after which any private sale of the collateral may be held. In most states, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of any financed vehicle will be applied first to the expenses of resale and repossession and then to the satisfaction of the related contract. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. The deficiency judgment would be a personal judgment against the obligor for the shortfall, however, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or, if no lienholder exists, to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending

Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. In addition, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, most of the provisions of which are duplicated by the Uniform Consumer Credit Code, other state statutes or state common law, has the effect of subjecting a seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due from the obligor. Most of the contracts will be subject to the requirements of the FTC rule. Accordingly, the owner trustee, as holder of the contracts, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. These claims, to the extent based on the FTC rule, are limited to a maximum liability equal to the amounts paid by the obligor on the contract. Claims not based on the FTC rule, such as assignee direct liability for Truth-In-Lending Act violations apparent on the face of the required disclosure statement, may not be so limited.

      Under most state motor vehicle dealer licensing laws, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for those vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a vehicle, the purchaser may be able to assert a defense against the seller of the vehicle. If an obligor under the contracts were successful in asserting any claim or defense of this type, the claim or defense would constitute a breach of a representation and warranty under the purchase agreement and would create an obligation of CarMax Auto Superstores to repurchase the related contract, unless the breach were cured in a timely manner.

      Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. In most cases, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to the consumers.

      CarMax Auto Superstores will represent and warrant in the purchase agreement that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and the claim materially and adversely affects the trust's interest in a contract, the violation would constitute a breach of a representation and warranty under the purchase agreement and would create an obligation of CarMax Auto Superstores to repurchase the related contract, unless the breach were cured in a timely manner.



Other Limitations

      In addition, tax and various other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of CarMax Auto Superstores or its affiliates, could be asserted against CarMax Auto Receivables. To the extent that any of these liabilities arise after the transfer of the contracts to the trust, the trust's interest in the contracts would be prior to the interest of the claimant with respect to any of these liabilities. The existence of a claim against CarMax Auto Receivables, however, could permit the claimant to subject CarMax Auto Receivables to an involuntary proceeding under the United States Bankruptcy Code or any similar applicable state law.

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value, as determined by the court, of the vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Bankruptcy Matters

      CarMax Auto Superstores will represent and warrant to CarMax Auto Receivables in the purchase agreement that the sale of the contracts by CarMax Auto Superstores to CarMax Auto Receivables is a sale of the contracts to CarMax Auto Receivables. Notwithstanding this representation and warranty, if CarMax Auto Superstores were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the applicable debtor or the debtor were to take the position that the sale of contracts to CarMax Auto Receivables should instead be treated as a pledge of the contracts to secure a loan to CarMax Auto Superstores, delays in payments of amounts received on or in respect of the contracts to the noteholders and the certificateholders could occur or, should the court rule in favor of any trustee, debtor or creditor, reductions in the amounts of payments could result. If the transfer of the contracts to CarMax Auto Receivables is treated as a pledge instead of a sale, a tax or government lien on property of CarMax Auto Superstores that arose before the transfer of the contracts to CarMax Auto Receivables may have priority over the trust's interest in the contracts. If the transfer of the contracts from CarMax Auto Superstores to CarMax Auto Receivables is treated as a sale, the contracts would not be part of CarMax Auto Superstores' bankruptcy estate and would not be available to the bankrupt entity's creditors.

      CarMax Auto Receivables will receive at closing an opinion of McGuire, Woods, Battle & Boothe to the effect that, if CarMax Auto Superstores were to become the subject of a voluntary or involuntary case under the United Stated Bankruptcy Code subsequent to the transfer of the contracts to CarMax Auto Receivables on the closing date, the transfer of the contracts by CarMax Auto Superstores to CarMax Auto Receivables under the purchase agreement would be characterized as a sale of the contracts from CarMax Auto Superstores to CarMax Auto Receivables and the contracts and the proceeds of the contracts would not form part of CarMax Auto Superstores' bankruptcy estate under Section 541 of the United State Bankruptcy Code. McGuire, Woods, Battle & Boothe will assume that CarMax Auto Superstores and CarMax Auto Receivables will account for and otherwise treat the transfer of the contracts as a sale and that, except for CarMax Auto Superstores' obligation to repurchase contracts as to which there has been a breach of a representation or warranty under the purchase agreement, CarMax Auto Receivables will have no recourse to CarMax Auto Superstores with respect to the contracts. In addition, McGuire, Woods, Battle & Boothe will assume that CarMax Auto Superstores did not transfer the contracts with the intent to hinder, delay or defraud any person or entity and received reasonably equivalent value and fair consideration for the contracts and that neither CarMax Auto Superstores nor CarMax Auto Receivables is insolvent or expects to become insolvent as a result of the transfer. If these assumptions are incorrect, CarMax Auto Receivables cannot assure you that a court would not conclude that the transfer of the contracts should be characterized as a financing rather than a sale in a proceeding under the United States Bankruptcy Code or any similar applicable state law. If a court were to reach that conclusion or an attempt were made to litigate this issue, you could experience losses or payment delays with respect to your notes or your certificates.

                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary discusses the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The discussion reflects the opinion of McGuire, Woods, Battle & Boothe, special tax counsel to CarMax Auto Receivables, to the extent the discussion contains statements that constitute matters of law or legal conclusions. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations under the Internal Revenue Code, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in the discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed.

      The following summary does not deal with all aspects of federal income taxation that may be relevant to the beneficial owners of the offered securities in light of their personal investment circumstances nor, except for limited discussions of particular topics, to those beneficial owners of the offered securities subject to special treatment under the federal income tax laws, such as banks and other financial institutions, dealers in securities, insurance companies and tax-exempt organizations. The following summary is directed to the beneficial owners of the offered securities who hold the notes or the certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. You should consult your own tax advisers in determining the federal, state, local and foreign tax consequences to you of the purchase, ownership and disposition of the offered securities.

Tax Treatment of the Notes and the Trust under Federal Income Tax Law

      Tax Status of the Notes and the Trust. On the closing date, McGuire, Woods, Battle & Boothe will render its opinion, under existing law and subject to customary assumptions and qualifications, that:

      o  the notes will be treated as debt federal income tax purposes; and

      o the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

CarMax Auto Receivables, the owner trustee and the indenture trustee have agreed, and the beneficial owners of the notes will agree by their purchase of notes, to treat the notes for federal, state and local income and franchise tax purposes as indebtedness of the trust.

      Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the related beneficial owner's method of tax accounting.

      Original Issue Discount. A note will be treated as issued with Original Issue Discount if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years, based on the anticipated weighted average life of a note, to its maturity.

      In most cases, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. The beneficial owner of a note must include OID in gross income as ordinary interest income as it accrues under a method that takes into account the economic accrual of the OID, in most cases in advance of the receipt of the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount.

      In most cases, the issue price of a note for purposes of computing OID will be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including the amount paid by the beneficial owner of the note for accrued interest that relates to a period prior to the closing date. The "stated redemption price at maturity" is the sum of all payments on the note other than any "qualified stated interest" payments. A qualified stated interest payment is any one of a series of payments equal to the product of the outstanding principal balance of the note and a single fixed rate of interest, or a qualified variable rate of interest, that is unconditionally payable at least annually.

      The beneficial owner of a note issued with OID must include in gross income, for all days during its taxable year on which it holds the note, the sum of the "daily portions" of the OID. The daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period is the excess, if any, of the sum of the present value of all payments remaining to be made on the note as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price at maturity of the note over the "adjusted issue price" of the note at the beginning of the accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, such as the notes, OID is computed by taking into account the prepayment rate assumed in pricing the obligation. The prepayment assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, will be determined assuming an ABS percentage of
   %. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Payment Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors:

      o the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period;

      o  events which have occurred before the end of the accrual period; and

      o the assumption that the remaining payments will be made in accordance with the prepayment rate assumed in pricing the note.

      The effect of this method is to increase the portions of OID required to be included in income by a beneficial owner of the notes to take into account prepayments on the contracts at a rate that exceeds the prepayment rate assumed in pricing the notes, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a beneficial owner of the notes to take into account prepayments with respect to the contracts at a rate that is slower than the prepayment rate assumed in pricing the notes. Although OID will be reported to beneficial owners of the notes based on the prepayment rate assumed in pricing the notes, no representation is made to the beneficial owners that the contracts will be prepaid at that rate or at any other rate.

      The beneficial owner of a note that acquires the note for an amount that exceeds the note's stated redemption price at maturity will not include any OID in gross income. The beneficial owner of a note that acquires the note for an amount that is less than the note's stated redemption price at maturity will be required to include OID in gross income, but if the beneficial owner purchases the note for an amount that exceeds its adjusted issue price, the beneficial owner will be entitled to reduce the amount of OID otherwise includible in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of the beneficial owner's adjusted basis in the note immediately after purchase over the adjusted issue price of the note, and the denominator of which is the excess of all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest payments, over the adjusted issue price of the note.

      Market Discount. The notes, whether or not issued with OID, will be subject to the "market discount rules" of the Internal Revenue Code. If the beneficial owner of a note purchases the note at a market discount and thereafter recognizes gain upon a disposition or receives payments of principal, the lesser of that gain or principal payment or the accrued market discount will be taxed as ordinary interest income. A note will have been purchased at a market discount if the purchase price of the note is less than its stated redemption price at maturity or, if the notes were issued with OID, is less than its original issue price plus the amount of OID accrued prior to its purchase. In general, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the beneficial owner held the note and the denominator of which is the number of days from the date the beneficial owner acquired the note until the maturity date of the note. The beneficial owner may elect, however, to determine accrued market discount under the constant-yield method.

      Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. The beneficial owner of a note may elect to include market discount in gross income as it accrues and, if the beneficial owner makes that election, is exempt from this rule. An election by a taxpayer to include market discount in gross income as it accrues will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which the election applies. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, which increase will reduce any gain or increase any loss on a sale or other taxable disposition.

      Amortizable Bond Premium. In general, if the beneficial owner of a note purchases the note for an amount in excess of the amount payable upon the maturity of the note, the beneficial owner will be considered to have purchased the note with "amortizable bond premium" equal to the amount of that excess. The beneficial owner may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. The beneficial owner's tax basis in the note will be reduced by the amount of the amortized bond premium. An election to amortize bond premium as an offset to interest income will apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the beneficial owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a beneficial owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

      Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium and acquisition premium, the beneficial owner of a note may elect to include all income that accrues on the note using the constant yield method. If the beneficial owner makes this election, income on the note will be calculated as though:

      o the issue price of the note was equal to the beneficial owner's adjusted basis in the note immediately after the note was acquired by the beneficial owner;

      o the note was issued on the date of its acquisition by the beneficial owner; and

      o none of the interest payments on the note was a "qualified stated interest payment."

The beneficial owner of a note may make this election for a note that has premium or market discount, respectively, only if the beneficial owner makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" beginning on page 78 of this prospectus and "-- Amortizable Bond Premium" beginning on page 79 of this prospectus for a further discussion of these elections.

      Disposition of Notes. In general, the beneficial owner of the a note will recognize gain or loss on the sale or retirement of the note equal to the difference between the amount realized on the sale or retirement and the beneficial owner's adjusted tax basis in the note. The gain or loss will be capital gain or loss, except to the extent attributable to OID not previously accrued or to accrued but unpaid interest or as provided under the market discount rules, and will be long-term capital gain or loss if the note was held for more than one year. In general, a beneficial owner's adjusted tax basis in a note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the note, and reduced by the amount of any payment on the note that is not a qualified stated interest payment and the amount of bond premium previously amortized with respect to the note. In addition, if the rules applicable to prepayable obligations apply, any OID that has not accrued at the time of the payment in full of a note will be treated as ordinary income.

Tax Consequences of Waivers of Events of Default and Amendments of Notes by Noteholders

      The indenture permits the noteholders to waive any past default or event of default under the indenture or to rescind an acceleration of the notes in certain circumstances upon a vote of the holders of a specified percentage of the principal balance of the notes. Any waiver or recision, or any amendment of the terms of the notes, could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for new notes upon which gain or loss would be recognized. See "Description of the Indenture -- Rights Upon Event of Default" beginning on page 58 of this prospectus, " -- Waiver of Past Defaults" beginning on page 60 of this prospectus and " -- Modification of Indenture" beginning on page 62 of this prospectus for a further discussion of the circumstances under which the noteholders may rescind an acceleration of the notes or waive any past default or event of default under the indenture and the circumstances under which the terms of the notes may be amended.

Information Reporting and Backup Withholding of Taxes by Indenture Trustee

      The indenture trustee will be required to report annually to the IRS, and to each beneficial owner of the notes, the amount of interest paid on the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to recipients who are not subject to the reporting requirements because of their status as corporations, tax-exempt organizations, qualified pension or profit-sharing trusts, individual retirement account, or nonresident aliens who provide certification as to their status. Each beneficial owner of the notes, other than beneficial owners who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address and correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. If a non-exempt beneficial owner fails to provide the required certification or if the IRS notifies the indenture trustee or the trust that the beneficial owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold, or cause to be withheld, 31% of the interest otherwise payable to the beneficial owner, and remit the withheld amounts to the IRS as a credit against the beneficial owner's federal income tax liability.

Tax Consequences to Foreign Note Owners

      In general, interest paid or accrued to a beneficial owner of the notes that is a Foreign Person and that is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person will be considered "portfolio interest" and will not be subject to United States federal income tax or withholding tax, as long as the Foreign Person:

      o is not actually or constructively a "10 percent shareholder" of the trust, CarMax Auto Superstores or CarMax Auto Receivables or a "controlled foreign corporation" with respect to which the trust, CarMax Auto Superstores or CarMax Auto Receivables is a "related person" within the meaning of the Internal Revenue Code; and

      o provides an appropriate statement, signed under penalties of perjury, certifying that it is a Foreign Person and providing its name and address.

      If the information in the statement provided by the Foreign Person changes, the Foreign Person must so inform the indenture trustee within 30 days of the change. In general, the statement must be provided in the year a payment occurs or in either of the two preceding years. If interest paid or accrued to a Foreign Person is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and is not portfolio interest, then it is subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated under the provisions of an applicable income tax treaty.

      Any capital gain realized on the sale or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

      o the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and, in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met; or

      o the gain is exempt under the provisions of an applicable income tax treaty.

      In general, if the interest, gain or income on a note beneficially owned by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person, although exempt from withholding tax if a duly executed Form 4224 is furnished, will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax under the Internal Revenue Code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under the provisions of an applicable income tax treaty.

      Recent Treasury regulations could affect the procedures to be followed by a Foreign Person in complying with the United States federal withholding, backup withholding and information reporting rules. In general, the regulations will be effective for payments made after December 31, 2000. You should consult your own tax advisors regarding the effect, if any, of the regulations on your purchase, ownership and disposition of the notes.

Tax Consequences to Holders of the Certificates

      Treatment of the Trust as a Partnership. CarMax Auto Receivables and the servicer will agree, and the beneficial owners of the certificates will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the beneficial owners of the certificates and CarMax Auto Receivables, in its capacity as recipient of distributions from the reserve account, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, CarMax Auto Receivables and the servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus.

      A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of CarMax Auto Receivables or the trust. This characterization would not result in materially adverse tax consequences to beneficial owners of the certificates as compared to the consequences from treatment of the certificates as equity interests in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificate Owner will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

      Allocation of Partnership Income, Expenses and Losses. The tax items of a partnership are allocable to its partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement. If the trust is treated as a partnership, the trust agreement will be treated as the partnership agreement. The trust agreement will provide, in general, that the beneficial owners of the certificates will be allocated taxable income of the trust for each month equal to the sum of:

      o the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the rate applicable to the certificates for that month and interest on amounts previously due on the certificates but not yet distributed;

      o any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price;

      o  prepayment premium payable to the beneficial owners for that month; and

      o any other amounts of income payable to the beneficial owners for that month.

      This allocation will be reduced by any amortization by the trust of premium on the contracts that corresponds to any excess of the issue price of the certificates over their principal amount. All remaining taxable income of the trust will be allocated to CarMax Auto Receivables. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to the beneficial owners of the certificates. Moreover, even under the foregoing method of allocation, the beneficial owners of the certificates might be allocated income even though the trust might not have sufficient cash to make current cash distributions of an amount equal to the amount of that income. Thus, cash basis holders may in effect be required to report income from the certificates on the accrual basis and the beneficial owners of the certificates may become liable for taxes on trust income even if they have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all beneficial owners of the certificates but beneficial owners may be purchasing certificates at different times and at different prices, beneficial owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

      In general, all of the taxable income allocated to the beneficial owner of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" taxable to the beneficial owner under the Internal Revenue Code.

      Servicing fees and other expenses of the trust will be separately allocated to the beneficial owners of the certificates and CarMax Auto Receivables rather than deducted by the trust. To the extent these fees and expenses are allocated to the beneficial owners, an individual taxpayer's share of expenses of the trust, including fees to the servicer but excluding interest expense, will be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all these expenses exceed two percent of the individual taxpayer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, any of these deductions otherwise allocable to an individual certificate Owner might be disallowed in whole or in part and might result in the certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the certificate Owner over the life of the trust.

      Any net loss of the trust will be allocated first to CarMax Auto Receivables and then to the beneficial owners of the certificates in the priorities set forth in the trust agreement to the extent of their respective adjusted capital accounts.

      The trust intends to make all tax calculations relating to income and allocations to the beneficial owners of the certificates on an aggregate basis. If the IRS were to require that these calculations be made separately for each contract, the trust might incur additional expenses, but CarMax Auto Receivables believes that there would not be a material adverse effect on the beneficial owners of the certificates.

      Discount and Premium. CarMax Auto Receivables believes that the contracts were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or discount, as the case may be.

      If the trust acquires the contracts at a market discount or premium, the trust will elect to include that discount in income currently as it accrues over the life of the contracts or to offset that premium against interest income on the contracts. A portion of the market discount income or premium deduction may be allocated to the beneficial owners of the certificates.

      The trust intends to make all tax calculations relating to market discount income and amortization of premium with respect to the contracts on an aggregate basis. If the IRS were to require that these calculations be made separately for each contract, the trust might incur additional expenses, but CarMax Auto Receivables believes that there would not be a material adverse effect on the beneficial owners of the certificates.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination occurs, the trust will be considered to contribute its assets to a new partnership and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the partners in liquidation of the terminated partnership, i.e., the trust, which would not constitute a taxable sale or exchange. The trust will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

      Disposition of Certificates. In general, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. With respect to noncorporate beneficial owners of the certificates, capital gain or loss will be long-term, if the certificate has been held for more than one year. Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income rates. In general, a beneficial owner's tax basis in a certificate will equal the beneficial owner's cost increased by the beneficial owner's share of trust income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the beneficial owner's share of the notes and other liabilities of the trust. A beneficial owner acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate adjusted tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

      In general, if the trust did not elect to include market discount in income as it accrues, any gain on the sale of a certificate attributable to the beneficial owner's share of unrecognized accrued market discount on the contracts would be treated as ordinary income to the beneficial owner and would give rise to special tax reporting requirements. The trust will elect to include market discount in income as it accrues to avoid these special reporting requirements.

      In general, if the beneficial owner of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the certificate that exceeds the aggregate cash distributions with respect to the certificate, that excess will give rise to a capital loss upon the retirement of the certificate.

      Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the beneficial owners of the certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a purchaser of certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its purchase of the certificates.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the beneficial owners of the certificates. CarMax Auto Receivables is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. If the beneficial owner of a certificate sells the certificate at a profit, the purchaser will have a higher basis in the certificate than the beneficial owner had. If the beneficial owner of a certificate sells the certificate at a loss, the purchaser will have a lower basis in the certificate than the beneficial owner had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, the beneficial owners of the certificates might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates if a Section 754 election had been made. However, because any increase in taxable income will result in a higher tax basis in the certificates, a lesser amount of taxable gain, or a higher taxable loss, will result upon eventual disposition of the certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust is expected to be the calendar year. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificate Owner's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the following paragraph, and those nominees will be required to forward that information to the beneficial owners of the certificates. In general, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

      o  the name, address and taxpayer identification number of the nominee;
         and

      o as to each beneficial owner, the name, address and taxpayer identification number of the beneficial owner, whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of any of the foregoing and information on certificates that were held, bought or sold on behalf of the beneficial owner throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish an information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the required information may be subject to penalties.

      CarMax Auto Receivables will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the beneficial owners of the certificates in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. In general, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of the certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the trust.

      Tax Consequences to Foreign Certificate Owners. Interest allocable to a beneficial owner of the certificates that is a Foreign Person will not qualify for the exemption for portfolio interest under Section 871(h) of the Internal Revenue Code because the contracts will not be in "registered form" as that term is defined in applicable Treasury regulations. As a result, the Foreign Person will be subject to United States withholding tax on its allocable share of interest or OID attributable to the underlying contracts, whether or not the interest or OID is distributed, at a rate of 30 percent, unless reduced or eliminated under the provisions of an applicable treaty or unless the Foreign Person holds the certificates in connection with the conduct of a United States trade or business. Foreign Persons holding certificates in connection with the conduct of a United States trade or business will be subject to federal income tax withholding at the rate of 35% for foreign holders taxable as corporations and 39.6% for all other foreign holders. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning certificates.

      Backup Withholding. In general, distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if the related certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

      The federal income tax discussions set forth above may not apply to you depending upon your particular tax situation. You should consult your own tax advisors with respect to the tax consequences of acquiring, holding and disposing of notes or certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                               ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose restrictions on Benefit Plans and on persons, referred to as parties in interest under ERISA and disqualified persons under the Internal Revenue Code, who have specified relationships to Benefit Plans. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account might be deemed to include assets of a Benefit Plan investing in the general account, such as through the purchase of an annuity contract, and the insurance company might be treated as a party in interest or a disqualified person with respect to the Benefit Plan by virtue of that investment. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions between a Benefit Plan and parties in interest or disqualified persons with respect to the Benefit Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

      Certain employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in
Section 3(33) of ERISA, are not subject to the restrictions of ERISA. Accordingly, assets of these plans may be invested in the notes or the certificates without regard to the ERISA restrictions, subject to the provisions of any other applicable federal and state law. It should be noted, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Special Considerations for Benefit Plans

      The United States Department of Labor has issued a regulation, 29 C.F.R.
Section 2510.3-101, concerning the definition of what constitutes the assets of a Benefit Plan with respect to the Benefit Plan's investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and
Section 4975 of the Internal Revenue Code. Under the plan asset regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan makes an "equity interest" investment could be deemed to be assets of the investing Benefit Plan under certain circumstances unless various exceptions apply. An "equity interest" is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

      Investments in the Notes. CarMax Auto Receivables believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulation. However, without regard to whether the notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee, the indenture trustee, any certificateholder or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Benefit Plan. In that case, one or more exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to invest in any of the notes. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers"; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; and Prohibited Transaction Class Exemption 96-23, regarding investments effected by in-house asset managers. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Internal Revenue Code unless one or more statutory or administrative exemptions is available.

      Investments in the Certificates. CarMax Auto Receivables believes that the certificates should be treated as equity interests for purposes of the plan asset regulation. Accordingly, if Benefit Plans were permitted to purchase certificates, the trust could be deemed to hold plan assets, unless one of the exceptions under the plan asset regulation were applicable to the certificates and the trust. If certificates were acquired and held by a Benefit Plan, or were acquired with plan assets of a Benefit Plan, and the assets of the trust were deemed to be plan assets of the Benefit Plan under the plan asset regulation, certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to the Benefit Plan, unless exemptive relief were available. Because of the potential prohibited transactions issues, certificates may not be purchased or held by or on behalf of any Benefit Plan or any person investing plan assets of any Benefit Plan. Each certificate Owner, by its acceptance of a certificate, will be deemed to have represented and warranted that it is not a Benefit Plan and that it is not purchasing the certificate on behalf of or with plan assets of any Benefit Plan. Furthermore, purchasers of certificates that are insurance companies should consult with their counsel to determine whether the John Hancock decision affects their ability to purchase the certificates.

      A Benefit Plan fiduciary considering the purchase of notes or certificates should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Special Considerations Applicable to Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under Section 401(c), the Department of Labor is required to issue final regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to various breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transactions provisions of ERISA and
Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Benefit Plan investors considering the purchase of any notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on that purchase.

      As of the date of this prospectus, the Department of Labor has issued proposed regulations under Section 401(c). You should note that if the general account regulations are adopted substantially in the form in which proposed, those regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995), which exempts various transactions involving insurance company general accounts.

General Investment Considerations

      Prior to making an investment in the notes, prospective investors who are Benefit Plans should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of making an investment in any of the notes. Moreover, each Benefit Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment, the composition of the Benefit Plan's portfolio with respect to diversification by type of asset, the Benefit Plan's funding objectives, the tax effects of the investment and whether under the general fiduciary standards of investment prudence and diversification an investment in any of the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                   UNDERWRITING

      Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the offered securities, dated , 1999, CarMax Auto Receivables has agreed to sell and each of the underwriters named in the following table has severally agreed to purchase the principal amount of the offered securities set forth below opposite its name:

                      Class A-1    Class A-2   Class A-3     Class A-4
                       Notes        Notes       Notes          Notes      Total
                       --------    --------    ---------     --------     ------
Bank of America
Securities LLC .....
First Union
Capital Markets
Corp. ..............
Goldman, Sachs &
Co. ................


                    Certificates
                    ------------
Bank of America
Securities LLC .....

      In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the offered securities.

      The underwriters propose to offer part of the offered securities directly to you at the prices set forth on the cover page of this prospectus and part to
dealers at a price that represents a concession not in excess of   % of the
denominations of the class A-1 notes,   % of the denominations of the class A-2
notes,   % of the denominations of the class A-3 notes,   % of the denominations
of the class A-4 notes or   % of the denominations of the certificates. The
underwriters may allow and the dealers may reallow a concession not in excess of
  % of the denominations of the class A-1 notes,   % of the denominations of the
class A-2 notes,   % of the denominations of the class A-3 notes,   % of the
denominations of the class A-4 notes or   % of the denominations of the
certificates.

      CarMax Auto Superstores and CarMax Auto Receivables have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The underwriters have indicated that they intend to make a market in the offered securities, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered securities and any market-making in the offered securities may be discontinued at any time in the sole discretion of the underwriters. Accordingly, the seller can give no assurances regarding the liquidity of, or trading markets for, the offered securities.

      Until the distribution of the offered securities is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered securities. As an exception to these rules, the underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered securities in accordance with Regulation M under the Securities Exchange Act.

      Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the offered securities as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

      These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered securities to be higher than they would be in the absence of these transactions. None of CarMax Auto Superstores, CarMax Auto Receivables, the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of the offered securities. In addition, none of CarMax Auto Superstores, CarMax Auto Receivables, the trust nor any of the underwriters represents that any of the underwriters will engage in any of these transactions or that any of these transactions, once commenced, will not be discontinued without notice.

      In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with CarMax Auto Superstores, CarMax Auto Receivables and their affiliates.

      CarMax Auto Receivables will receive proceeds of $      from the sale of
the notes, representing approximately   % of the principal amount of the notes,
after paying the underwriting discount of $     , representing approximately   %
of the principal amount of the notes. CarMax Auto Receivables will receive
proceeds of $      from the sale of the certificates, representing approximately
  % of the principal amount of the certificates, after paying the underwriting
discount of $     , representing approximately   % of the principal amount of
the certificates. Additional offering expenses are estimated to be $      .

                                  LEGAL MATTERS

      Certain legal matters relating to the offered securities will be passed upon for CarMax Auto Receivables by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax consequences with respect to the offered securities will be passed upon for CarMax Auto Receivables by McGuire, Woods, Battle & Boothe.

                                    [EXPERTS]

                       WHERE YOU CAN FIND MORE INFORMATION

      CarMax Auto Receivables, as originator of the trust, filed a registration statement relating to the notes and the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information about the notes and the certificates.

      The servicer will file with the SEC all required periodic and special SEC reports and other information about the trust. You may read and copy any reports, statements or other information filed by or on behalf of the trust at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at, 800)SEC-0330 for further information on the operation of the public reference room. The SEC filings made by or on behalf of the trust are also available to the public on the SEC Internet site at http://www.sec.gov.

      The SEC allows CarMax Auto Receivables to "incorporate by reference" information that CarMax Auto Receivables files with the SEC, which means that CarMax Auto Receivables can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that CarMax Auto Receivables files with the SEC after the date of this prospectus which is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. CarMax Auto Receivables incorporates by reference any future annual, monthly and special SEC reports, proxy materials and all other documents required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act filed by or on behalf of the trust until the offering of the notes and the certificates is terminated.

      As a recipient of this prospectus, you may request a copy of any document that CarMax Auto Receivables incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost by writing or calling: CarMax Auto Superstores, Inc., c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department, telephone: (804) 527-4000.

                                     GLOSSARY

Collection and Payment Definitions

      "Available Funds" means the following:

      o obligor payments received with respect to the contracts during the preceding month;

      o advances made by the servicer in respect of contracts that were more than 30 days delinquent at the end of the preceding month;

      o liquidation proceeds received with respect to the contracts during the preceding month;

      o  interest earned on funds on deposit in the collection account;

      o the aggregate purchase price for all contracts that became Purchased Contracts during the preceding month; and

      o amounts withdrawn on that Payment Date from the yield supplement account.

      "Cutoff Date" means                , 1999.

      "Defaulted Contract" means a contract as to which any of the following has occurred:

      o any payment, or any part of any payment, due under the contract has become 120 days or more delinquent, whether or not the servicer has repossessed the related financed vehicle;

      o  the servicer has repossessed and sold the related financed vehicle; or

      o the servicer has determined in accordance with its customary practices that the contract is uncollectible;

provided, however, that a contract will not be classified as a Defaulted Contract until the last day of the month during which one of these events first occurs; and, provided further, that any contract which CarMax Auto Receivables or the servicer is obligated to repurchase or purchase under the sale and servicing agreement will not be deemed to be a Defaulted Contract.

      "Determination Date" means the sixth day preceding each Payment Date or, if the sixth day is not a business day, the following business day.

      "Monthly Certificate Interest" means, for any Payment Date, the interest accrued on the certificates during the preceding interest accrual period at the interest rate applicable to the certificates.

      "Monthly Certificate Principal" means, for any Payment Date on or after which the notes have been paid in full, the lesser of:

      o the principal balance of the certificates as of the day preceding that Payment Date; and

      o the amount necessary to reduce the principal balance of the certificates as of the day preceding that Payment Date to the principal balance of the contracts as of the last day of the preceding month;

provided, however, that Monthly Certificate Principal on the final scheduled Payment Date for the certificates will equal the principal balance of the certificates as of the day preceding that final scheduled Payment Date; and, provided further, that, for the purpose of determining Monthly Certificate Principal, the unpaid principal balance of a Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the month during which that contract became a Defaulted Contract or a Purchased Contract.

      "Monthly Note Interest" means, for any Payment Date, the sum of:

      o the interest accrued on the class A-1 notes during the preceding interest accrual period at the interest rate applicable to the class A-1 notes;

      o the interest accrued on the class A-2 notes during the preceding interest accrual period at the interest rate applicable to the class A-2 notes;

      o the interest accrued on the class A-3 notes during the preceding interest accrual period at the interest rate applicable to the class A-3 notes; and

      o the interest accrued on the class A-4 notes during the preceding interest accrual period at the interest rate applicable to the class A-4 notes.

      "Monthly Note Principal" means, for any Payment Date, the lesser of:

      o the principal balance of the notes as of the day preceding that Payment Date; and

      o the amount necessary to reduce the principal balance of the notes and the certificates as of the day preceding that Payment Date to the principal balance of the contracts as of the last day of the preceding month;

provided, however, that the portion of the Monthly Note Principal payable to the holders of any class of notes on the final scheduled Payment Date for that class will equal the outstanding principal balance of that class as of the day preceding that final scheduled Payment Date; and, provided further, that, for the purpose of determining Monthly Note Principal, the unpaid principal balance of a Defaulted Contract or a Purchased Contract will be deemed to be zero on and after the last day of the month during which that contract became a Defaulted Contract or a Purchased Contract.

      "Payment Date" means the 15th day of each month or, if the 15th day is not a business day, the following business day.

      "Purchased Contract" means:

      o a contract to be repurchased by CarMax Auto Superstores from CarMax Auto Receivables because of a breach of a representation and warranty under the purchase agreement; or

      o a contract to be repurchased by CarMax Auto Receivables from the trust because of a breach of a representation and warranty under the sale and servicing agreement.

      "Record Date" means, with respect to any Payment Date, the preceding business day or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

      "Required Payment Amount" means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through
(6) under "-- Payment Date Distributions -- Collection Account" beginning on page 51 of this prospectus.

      "Required Reserve Account Amount" means, for any Payment Date, the greater
of $       and   % of the principal balance of the contracts as of the last day of the preceding month; provided, however, that the Required Reserve Account Amount for any Payment Date will not exceed the principal balance of the notes and the certificates as of that Payment Date after giving effect to all payments of principal made to the noteholders and the certificateholders on that Payment Date.

      "Supplemental Note Principal" means, for any Payment Date, the greatest of:

      o   $                    ;

      o % of the principal balance of the contracts as of the last day of the preceding month; and

      o the aggregate principal balance of the contracts, other than Defaulted Contracts, that were 91 days or more delinquent as of the end of the preceding month;

provided, however, that the Supplemental Note Principal for any Payment Date will not exceed the principal balance of the notes and the certificates as of that Payment Date after giving effect to all payments of principal made to the noteholders and the certificateholders on that Payment Date.

Account Eligibility Definitions

      "Eligible Investments" means investments acceptable to Moody's and Standard & Poor's as being consistent with the ratings of the offered securities. Eligible Investments will include:

      o direct obligations of, and obligations guaranteed by, the United States, the Federal National Mortgage Association or any instrumentality of the United States;

      o demand and time deposits in or similar obligations of any depository institution or trust company, including the indenture trustee or the owner trustee or any agent of the indenture trustee or the owner trustee, acting in their respective commercial capacities, rated P-1 by Moody's or A-1+ by Standard & Poor's or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

      o repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States entered into with a depository institution or trust company, acting as principal, rated P-1 by Moody's or A-1+ by Standard & Poor's;

      o short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state of the United States, the short-term unsecured obligations of which are rated P-1 by Moody's or A-1+ by Standard & Poor's at the time of the investment;

      o commercial paper rated P-1 by Moody's or A-1+ by Standard & Poor's at the time of the investment;

      o a guaranteed investment contract issued by an insurance company or other corporation acceptable to Moody's and Standard & Poor's;

      o interests in a money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and

      o any other investment approved in advance in writing by Moody's and Standard & Poor's.

      "Eligible Deposit Account" means:

      o a segregated account with the corporate trust department of the indenture trustee;

      o a segregated account with a depository institution organized under the laws of the United States or any state of the United States or the District of Columbia, or any domestic branch of a foreign bank, that has either a long-term unsecured debt rating of at least Baa3 from Moody's or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to Moody's and Standard & Poor's, and whose deposits are insured by the FDIC; or

      o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any state of the United States or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the related account, so long as any of the securities of that depository institution has a credit rating from each of Moody's and Standard & Poor's in one of its generic rating categories that signifies investment grade.

[Insurance Policy Definitions]

      ["Deficiency Amount" means, for any Payment Date, the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the sum of the Available Funds for that Payment Date and the amount available to be withdrawn from the reserve account on that Payment Date before giving effect to any withdrawals from the reserve account on that Payment Date; provided, however, that the Deficiency Amount for any Payment Date will not exceed the aggregate amount to be applied on that Payment Date in accordance with clauses [(2), (3) and (5)] [(2) through (6)] under "-- Payment Date Distributions -- Collection Account" beginning on page 51 in this prospectus.]

      ["Insurance Payment Amount" means, for any Payment Date, the premium payable under the insurance agreement for that Payment Date plus any overdue premiums payable under the insurance agreement for previous Payment Dates plus the aggregate amount of any unreimbursed payments under the insurance policy, to the extent payable to the insurer under the insurance agreement, plus accrued interest on any unreimbursed payments under the insurance policy at the rate provided in the insurance agreement plus any other amounts due to the insurer under the insurance agreement.]

      ["Insurer Default" means the insurer shall fail to make any payment required under the insurance policy in accordance with its terms or an event of bankruptcy, insolvency, receivership or liquidation shall occur with respect to the insurer.]

      ["Policy Claim Amount" means, for any Payment Date, the sum of the Deficiency Amount for that Payment Date and the Preference Amount for that Payment Date.]

      ["Preference Amount" means, for any Payment Date, any amount previously distributed to the noteholders [or the certificateholders] that a trustee in bankruptcy of CarMax Auto Superstores or CarMax Auto Receivables is seeking to recover as a voidable preference under the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final, non-appealable order of a court having competent jurisdiction.]

Yield Supplement Definitions

      "Individual Contract Yield Supplement Amount" means, for any contract and any Payment Date, one-twelfth of the product of the Interest Rate Deficiency for that contract and that Payment Date and the outstanding principal balance of that contract as of the last day of the preceding month.

      "Interest Rate Deficiency" means, for any contract and any Payment Date,
  % minus the annual percentage rate applicable to that contract; provided, however, that the Interest Rate Deficiency will be zero if the annual percentage
rate applicable to that contract exceeds   %.

      "Projected Yield Supplement Amount" means, for any contract and any Payment Date, the Individual Contract Yield Supplement Amount for that contract and that Payment Date calculated assuming that all principal payments on that contract and all principal payments on the notes and the certificates are made as scheduled.

      "Required Yield Supplement Account Amount" means, as of any Payment Date, the Yield Supplement Amount for that Payment Date plus the sum of the Projected Yield Supplement Amounts for the contracts for all future Payment Dates; provided, however, that the Required Yield Supplement Account Amount will be reduced to zero for so long as CarMax Auto Superstores maintains a Yield Supplement Letter of Credit or an alternative arrangement satisfactory to Moody's and Standard & Poor's which will not result in a downgrade or withdrawal of the ratings of the offered securities.

      "Yield Supplement Amount" means, for any Payment Date, the sum of the Individual Contract Yield Supplement Amounts for the contracts for that Payment Date.

      "Yield Supplement Letter of Credit" means a letter of credit securing timely remittance to the indenture trustee of the Yield Supplement Amount for each Payment Date which will not result in a downgrade or withdrawal of the ratings of the offered securities

Tax and ERISA Definitions

      "Benefit Plans" means:

      o employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

      o plans, as defined in Section 4975(e)(1) of the Internal Revenue Code, that are subject to Section 4975 of the Internal Revenue Code, including, without limitation, individual retirement accounts or Keogh plans; and

      o entities whose underlying assets include plan assets by reason of a plan's investment in those entities, including, without limitation, insurance company general accounts.

      "Foreign Person" means any person other than a U.S. Person.

      "U.S. Person" means:

      o  a citizen or resident of the United States;

      o a corporation, partnership or other entity organized in or under the laws of the United States, any state of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations provide otherwise;

      o an estate the income of which is includible in gross income for federal income tax purposes, regardless of its source; or

      o a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons has authority to control all substantial decisions of the trust.

                                                                  ANNEX A


                         GLOBAL CLEARANCE, SETTLEMENT AND
                           TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally-offered securities to be issued from time to time will be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Cedelbank or Euroclear. The globally-offered securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding globally-offered securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

      Secondary market trading between investors holding globally-offered securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear, in such capacity, and as DTC participants.

      Non-U.S. holders of globally-offered securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All globally-offered securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the globally-offered securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors electing to hold globally-offered securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold globally-offered securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or distribution compliance period. All globally-offered securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Cedelbank and/or Euroclear participants. Secondary market trading between organizations participating in Cedelbank or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Cedelbank or Euroclear purchaser. When globally-offered securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Cedelbank or the Euroclear system, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or a Euroclear system participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary to receive the globally-offered securities against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered securities. After settlement has been completed, the globally-offered securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Cedelbank participant or the Euroclear system participant. The globally-offered securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Organizations participating in Cedelbank or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the globally-offered securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, organizations participating in Cedelbank or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear system participants purchasing globally-offered securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the globally-offered securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Cedelbank or the Euroclear system.

      Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered securities to the respective depositary for the benefit of organizations participating in Cedelbank or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, organizations participating in Cedelbank or the Euroclear system may employ their customary procedures for transactions in which globally-offered securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear system participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedelbank participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Cedelbank participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Cedelbank participant or Euroclear system participant would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedelbank or Euroclear and that purchase globally-offered securities from organizations participating in DTC for delivery to organizations participating in Cedelbank or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Cedelbank or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing the globally-offered securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered securities sufficient time to be reflected in their Cedelbank or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or the Euroclear system participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of globally-offered securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that usually applies to payments of interest, including original issue discount, or registered debt issued by U.S. Persons unless:

      o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of offered securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

      Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of the globally-offered securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

      Exemption for U.S. Person (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. You should consult your own tax advisors for specific tax advice concerning your holding and disposing of the globally-offered securities.

--------------------------------------------------------------------------------



                               $

                          CarMax Auto Owner Trust 1999-1


                           CarMax Auto Receivables LLC
                                     Seller

                          CarMax Auto Superstores, Inc.
                                    Servicer


              $                      % Class A-1 Asset-Backed Notes
              $                      % Class A-2 Asset-Backed Notes
              $                      % Class A-3 Asset-Backed Notes
              $                      % Class A-4 Asset-Backed Notes
              $                      % Asset-Backed Certificates



                              ---------------------
                                   Prospectus
                               Dated        , 1999
                              ---------------------



                            Underwriters of the Notes

Banc of America Securities LLC
                           First Union Capital Markets
                                                            Goldman, Sachs & Co.

                         Underwriter of the Certificates

                         Banc of America Securities LLC


You should rely only on the information contained or incorporated by reference in this prospectus. CarMax Auto Receivables has not authorized anyone to provide you with additional or different information. CarMax Auto Receivables is not offering the notes or the certificates in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes and the certificates will deliver a
prospectus until               , 1999.

--------------------------------------------------------------------------------

                                     PART II


Item 14.  Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being registered hereunder other than underwriting discounts and commissions.

SEC Registration Fee............................  $  *
Printing and Engraving..........................     *
Owner Trustee Fees..............................     *
Indenture Trustee Fees..........................     *
Legal Fees and Expenses.........................     *
Blue Sky Fees and Expenses......................     *
Accountants' Fees and Expenses..................     *
Rating Agency Fees..............................     *
Miscellaneous Fees..............................     *
                                                -------------
Total ..........................................  $  *
                                                =============
      ------------------
      * To be added by amendment.

      All fees and expenses other than the SEC Registration Fee are estimated.

Item 15.  Indemnification of Directors and Officers

      The laws of the Commonwealth of Virginia pursuant to which the Registrant is organized permit it to indemnify its manager and officers against certain liabilities. The Articles of Organization of the Registrant provide for the indemnification of each manager and officer (including former managers and officers and each person who may have served at the request of the Registrant as a director, manager or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director, manager or officer of the Registrant, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

      The Registrant's officers are covered by officer's liability insurance policies. Within the limits of their coverage, the policies insure (1) the officers of the Registrant against certain losses resulting from claims against them in their capacity as manager and officers to the extent that such losses are not indemnified by the Registrant and the (2) Registrant to the extent that it indemnifies officers for losses as permitted under the laws of the Commonwealth of Virginia.

      In the Underwriting Agreement, a proposed form of which is attached as
Exhibit 1.1 hereto, the Underwriters will agree to indemnify, under certain conditions, the Registrant, its manager, certain of its officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

Item 16.  Exhibits and Financial Statements

(a)   Exhibits

        1.1     --     Form of Underwriting Agreement.*
        3.1     --     Articles of Organization.*
        3.2     --     Limited Liability Company Operating Agreement.*

        4.1     --     Form of Trust Agreement between CarMax Auto
                       Receivables LLC, as seller, and the Owner Trustee
                       (including form of certificates).*
        4.2     --     Form of Sale and Servicing Agreement among CarMax Auto
                       Receivables LLC, as seller, CarMax Auto Superstores,
                       Inc., as servicer, and the Indenture Trustee.*
        4.3     --     Form of Indenture between the Owner Trustee, on behalf of
                       the Trust, and the Indenture Trustee (including form of
                       notes).*
        4.4     --     Form of Administration Agreement among CarMax Auto
                       Superstores, Inc., as administrator, the Owner Trustee,
                       on behalf of the Trust, and the Indenture Trustee.*
        5.1     --     Form of Opinion of McGuire, Woods, Battle & Boothe LLP
                       with respect to legality.*
        8.1     --     Form of Opinion of McGuire, Woods, Battle & Boothe LLP
                       with respect to tax matters.*
       10.1     --     Form of Purchase Agreement between CarMax Auto
                       Superstores, Inc., as seller, and CarMax Auto Receivables
                       LLC, as purchaser.*
       23.1     --     Consent of McGuire, Woods, Battle & Boothe LLP  (included
                       in its opinion filed as Exhibit 5.1).*
       23.2     --     Consent of McGuire, Woods, Battle & Boothe LLP (included
                       in its opinion filed as Exhibit 8.1).*
       24.1     --     Powers of Attorney.**
       ----------------
       * To be filed by amendment.
      ** Previously filed.

(b)    Financial Statements

       All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

       The undersigned registrant hereby undertakes:

       (a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (e) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement set forth in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 21, 1999.

                                    CARMAX AUTO RECEIVABLES LLC
                                      as Seller (Registrant)


                                    By:/s/ Michael T. Chalifoux
                                       -------------------------
                                       Name: Michael T. Chalifoux
                                       Title: President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed on July 20, 1999 by the following persons in the capacities indicated.




      Signature                                 Title                            Date
      ---------                                 -----                            ----


/s/ Michael T. Chalifoux             President and Assistant Secretary        July 21, 1999
----------------------------------    (Principal Executive Officer)
    Michael T. Chalifoux


/s/ Philip J. Dunn                   Vice President, Treasurer and            July 21, 1999
----------------------------------     Secretary (Principal Financial
      Philip J. Dunn                   Officer and Principal Accounting
                                       Officer)


CPD, INC.

By:/s/ Michael T. Chalifoux           Manager and Member                      July 21, 1999
   ------------------------------
      Name: Michael T. Chalifoux
      Title: President


CARMAX AUTO SUPERSTORES, INC.


By:/s/ Keith D. Browning              Member                                  July 21, 1999
   -------------------------------
      Name: Keith D. Browning
      Title: Vice President, Chief
             Financial Officer and
             Assistant Secretary
